UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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3D SYSTEMS CORPORATION

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333 Three D Systems Circle

Rock Hill, South Carolina 29730

April 5, 2023

Dear Fellow Stockholder:

We are pleased to invite you to 3D Systems Corporation’s 2023 Annual Meeting of Stockholders. Our meeting will be held virtually on May 16, 2023, at 2:30 PM Eastern Time, to accommodate our stockholders around the world who will be able to listen, vote, and submit questions from their homes or any remote location with internet connectivity.

We use the internet as our primary means of furnishing proxy materials to our stockholders, including the notice and proxy statement, a proxy card, and our 2022 annual report. The notice and proxy statement contain important information about proxy voting and the business to be conducted at the meeting.

We encourage you to participate in the Annual Meeting so that we can review the past year with you, listen to your suggestions, and answer any questions that you may have. Whether or not you plan to participate in the Annual Meeting, please vote your shares as soon as possible so that your vote will be counted.

Thank you for your continued support of 3D Systems.

Sincerely,

Dr. Jeffrey A. Graves

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

3D SYSTEMS CORPORATION

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of 3D Systems Corporation, a Delaware corporation (the “Company,” “3D Systems,” “we,” and “us”), will be held:

When:	Where:	Why:

Tuesday, May 16, 2023, at 2:30 p.m., Eastern Time.

The Annual Meeting will be held via live webcast at www.proxydocs.com/DDD. To participate, you will need the control number provided on your Notice of Internet Availability, your proxy card or voting instruction form.

Stockholders are being asked to vote on the four agenda items described below and to consider any other business properly brought before the Annual Meeting and any adjournment or postponement of the meeting.

Items of Business

1.	The election of the 10 directors named in the accompanying Proxy Statement;

2.	The approval, on an advisory basis, of the compensation paid to our named executive officers in 2022;

3.	An advisory vote on the frequency of future advisory votes on executive compensation; and

4.	The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2023.

Stockholders of record at the close of business on March 20, 2023, are entitled to notice of, to attend, and to vote at the Annual Meeting. On or about April 5, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), and proxy card are being mailed or made available to stockholders.

We encourage you to vote on the proposals to be considered at the Annual Meeting electronically at www.proxydocs.com/DDD. If you have requested delivery of a printed version of the materials, you will receive a proxy card that you may use to vote your shares. You may also vote by telephone as set forth on the Notice of Internet Availability, your proxy card, or any voting instruction form provided to you.

Regardless of whether you plan to participate in the Annual Meeting, we encourage you to vote your shares electronically on the internet, by telephone, or by proxy card. Please vote today to ensure that your votes are counted.

If you participate in the Annual Meeting, you will be able to vote your shares electronically during the Annual Meeting if you so desire, even if you previously voted. See page 55 of this Proxy Statement for additional details on how to participate in the meeting.

By Order of the Board of Directors

Andrew M. Johnson

Secretary

Rock Hill, South Carolina

April 5, 2023

Attend Online The Annual Meeting will be held via live webcast at www.proxydocs.com/DDD. To participate, you will need the control number provided on your proxy card or voting instruction form.

Important Information Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

This Proxy Statement, the 2022 Annual Report and the Notice of Internet Availability are available at www.proxydocs.com/DDD

2023 PROXY STATEMENT

BOARD OF DIRECTORS

Proposal 1: Election of Directors

NOMINATION AND ELECTION OF DIRECTORS

Each of our 10 director nominees is a current 3D Systems director, and, if elected, each of the director nominees will serve for a one-year term expiring at the Annual Meeting to be held in 2024.

Our Amended and Restated By-Laws (“By-Laws”) provide that a director nominee is elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee). Stockholders can vote to “abstain,” but that vote will not have an effect in determining the election results. For more information, see “Frequently Asked Questions” on page 55. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Corporate Governance Guidelines, each director must submit an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that situation, our Corporate Governance and Sustainability Committee would make a recommendation to the Board about whether to accept or reject the resignation or whether to take other action instead. Within 90 days from the date of the certified election results, the Board would act on the Corporate Governance and Sustainability Committee’s recommendation and publicly disclose its decision and the rationale behind it.

If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the holders of proxies may vote the shares represented by such duly executed proxies in favor of such other person as they may determine. Alternatively, in lieu of designating a substitute, the Board may reduce the number of directors.

The Board of Directors unanimously recommends that you vote FOR each of the nominees listed below.

2023 PROXY STATEMENT	1

BOARD OF DIRECTORS

Malissia R. Clinton Age: 54 Director Since: 2019 Board Committees: • Compensation • Compliance • Corporate Governance and Sustainability

Position, Principal Occupation and Professional Experience:

Ms. Clinton has served as Executive Vice President and General Counsel of Meritage Homes Corporation, the fifth-largest public homebuilder in the United States, since April 2022 and previously served as Senior Vice President, General Counsel and Secretary at The Aerospace Corporation, a nonprofit corporation that provides technical guidance and advice on all aspects of space missions, from 2009 through March 2022. She worked at Northrop Grumman from 2002 to 2009, including as Senior Counsel for Special Projects beginning in 2007. Prior to joining Northrop Grumman, Ms. Clinton worked at TRW Space Technology, a division of TRW, Inc., as Counsel in its Telecommunication Programs and Avionic Systems division. She began her career as an Associate at Tuttle & Taylor.

Director Qualifications:

The Corporate Governance and Sustainability Committee believes that Ms. Clinton’s strong experience in compliance matters and aerospace, a key vertical for the Company, provide clear support for her nomination for election to the Board.

	Other Current Public Directorships: None.	Prior Public Company Directorships (within the last five years): Progyny, Inc.
Other Directorships: City of Hope Medical Center and the Arizona State University Foundation.

William E. Curran Age: 74 Director Since: 2008 Board Committees: • Audit • Compensation • Compliance

Position, Principal Occupation and Professional Experience:

Currently retired, Mr. Curran was the President and Chief Executive Officer at Philips Electronics North America Corp. from July 1999 to August 2002. Prior to that he served as Chief Financial Officer from February 1996 to July 1999. Previously, he served as Chief Operating Officer of Philips Medical North America, a medical device manufacturer, from February 1993 to February 1996.

Director Qualifications:

The Corporate Governance and Sustainability Committee believes that Mr. Curran’s wide experience in operations, finance, and executive management, both in the United States and abroad, provide clear support for his nomination for election to the Board.

	Other Current Public Directorships: None. Prior Public Company Directorships (within the last five years): Profound Medical.	Other Directorships, Trusteeships and Memberships: Resonant Medical and Ventracor.

2	2023 PROXY STATEMENT

BOARD OF DIRECTORS

Claudia N. Drayton Age: 55 Director Since: 2021 Board Committees: • Audit

Position, Principal Occupation and Professional Experience:

Ms. Drayton has served as the Chief Financial Officer of Quantum-Si, a life sciences tools company commercializing a unique protein sequencing platform, since April 2021. Previously, she served as Chief Financial Officer at CHF Solutions (now Nuwellis, Inc.), an early-stage medical device company, from January 2015 to April 2021, where she led its transition from a research and development company to a commercial-stage entity and led multiple rounds of public equity offerings to finance its growth. Prior to joining CHF Solutions, Ms. Drayton spent 15 years with Medtronic plc, a global leader in medical devices. Before joining Medtronic, Ms. Drayton was an audit and business advisory manager at Arthur Andersen LLP.

Director Qualifications:

The Corporate Governance and Sustainability Committee believes that Ms. Drayton’s extensive experience in key areas of healthcare and biotechnology as well as financial leadership in both public accounting and biotech companies provide clear support for her nomination for election to the Board.

	Other Current Public Directorships: None.	Prior Public Company Directorships (within the last five years): None.

Thomas W. Erickson Age: 72 Director Since: 2015 Board Committees: • Compensation • Compliance • Corporate Governance and Sustainability

Position, Principal Occupation and Professional Experience:

Mr. Erickson has been President and Chief Executive Officer of ECG Ventures, Inc., an investment firm, since 1988 and Chairman of the Board of Dermatologists of Central States, LLC (DOCS), a physician practice management company, since 2022. Mr. Erickson has previously served as Chairman and Interim President and Chief Executive Officer of National Medical Health Card Systems, Inc.; Chairman of the Board of PathWays, Inc.; Chairman of the Board of TransHealthcare, Inc.; Chairman and Interim Chief Executive Officer of LifeCare Holdings, Inc.; Interim President and Chief Executive Officer of Luminex Corporation; Chairman of the Board of Inmar, Inc., a reverse logistics and revenue recovery company; Chairman of the Board and Interim President and Chief Executive Officer of Western Dental Services, Inc.; and Interim President and Chief Executive Officer of Omega Healthcare Investors, Inc. Mr. Erickson was also co-founder, President and Chief Executive Officer of CareSelect Group, Inc.

Director Qualifications:

The Corporate Governance and Sustainability Committee believes that Mr. Erickson’s extensive executive management and operational experience, particularly in the healthcare industry, provide clear support for his nomination for election to the Board.

	Other Current Public Directorships: None. Prior Public Company Directorships (within the last five years): American Renal Associates Holdings, Inc. and Luminex Corporation.	Other Directorships, Trusteeships and Memberships: MGA Home Care, LLC and MW Industries, Inc.

2023 PROXY STATEMENT	3

BOARD OF DIRECTORS

Jeffrey A. Graves Age: 61 Director Since: 2020 Board Committees: • None

Position, Principal Occupation and Professional Experience:

Dr. Graves has served as the Company’s President and Chief Executive Officer since May 2020. From 2012 to May 2020, he was CEO, President and Director of MTS Systems Corporation, a global supplier of test, simulation, and measurement systems. From 2005 until 2012, he served as President and CEO of C&D Technologies, Inc. Dr. Graves also held leadership roles with Kemet Corporation as Chief Operating Officer (2001 to 2003) and CEO (2003 to 2005). Previously he held a number of leadership and technical roles with GE, Rockwell, and Howmet Corporation.

Director Qualifications:

The Corporate Governance and Sustainability Committee believes Dr. Graves’s extensive executive management, corporate strategy and international operational experience provides clear support for his nomination for election to the Board. Additionally, Dr. Graves has significant knowledge of the Company and the competitive environment in which it operates.

	Other Current Public Directorships: Hexcel Corporation.	Prior Public Company Directorships (within the last five years): Teleflex Incorporated and FARO Technologies.

Jim D. Kever Age: 70 Director Since: 1996 Board Committees: • Compensation • Corporate Governance and Sustainability

Position, Principal Occupation and Professional Experience:

Mr. Kever has been a Principal in Voyent Partners, LLC, a venture capital firm, since 2001. He previously served as President and Co-Chief Executive Officer of the Transaction Services Division of WebMD Corporation (formerly Envoy Corporation), an internet healthcare services company, from 1995 to 2001. Prior to 1995 he served as Envoy Corporation’s Executive Vice President, Secretary and General Counsel.

Director Qualifications:

The Corporate Governance and Sustainability Committee believes Mr. Kever’s wide experience in operations, finance and executive management provides clear support for his nomination for election to the Board.

	Other Current Public Directorships: None.	Prior Public Company Directorships (within the last five years): Luminex Corporation.

4	2023 PROXY STATEMENT

BOARD OF DIRECTORS

Charles G. McClure, Jr. Age: 69 Director Since: 2017 Chair Since: 2018 Board Committees: • Compliance

Position, Principal Occupation and Professional Experience:

Mr. McClure has served as a Managing Partner of Michigan Capital Advisors, a private investment firm, since 2014 and has more than 35 years of experience in the transportation industry. Prior to founding Michigan Capital Advisors, Mr. McClure served as Chairman of the Board, Chief Executive Officer and President of Meritor, Inc. from 2004 through 2013. From 2002 through 2004, Mr. McClure served as Chief Executive Officer, President and a member of the Board of Federal Mogul Corp. Mr. McClure joined Federal Mogul in 2001 as president, Chief Operating Officer and a member of the Board. Before joining Federal Mogul, Mr. McClure served as President, Chief Executive Officer and a member of the Board of Detroit Diesel. He joined Detroit Diesel in 1997 after 14 years in a variety of management positions with Johnson Controls.

Director Qualifications:

The Corporate Governance and Sustainability Committee believes Mr. McClure’s broad experience in operations and executive management and significant expertise in the automotive industry, a key vertical for the Company, provide clear support for his nomination for election to the Board.

	Other Current Public Directorships: DTE Energy Company and Crane Corporation. Prior Public Company Directorships (within the last five years): None.	Other Directorships, Trusteeships and Memberships: Henry Ford Health Systems, Invest Detroit, and Detroit Regional Partnership.

Kevin S. Moore Age: 68 Director Since: 1999 Board Committees: • Audit • Compensation

Position, Principal Occupation and Professional Experience:

Mr. Moore has been with The Clark Estates, Inc., a private investment firm and a major company stockholder, for more than 30 years, where he is currently President and a director.

Mr. Moore also serves on the boards of Aspect Holdings, LLC, The Clark Foundation, The National Baseball Hall of Fame & Museum, Inc., and Bassett Healthcare Network.

Director Qualifications:

The Corporate Governance and Sustainability Committee believes Mr. Moore’s wide experience in operations, finance and executive management, and as the president of a major stockholder, brings perspective on strategy and growth for the benefit of our stockholders and provide clear support for his nomination for election to our Board.

	Other Current Public Directorships: None.	Prior Public Company Directorships (within the last five years): None.

2023 PROXY STATEMENT	5

BOARD OF DIRECTORS

Vasant Padmanabhan Age: 56 Director Since: 2020 Board Committees: • Technology Applications

Position, Principal Occupation and Professional Experience:

Dr. Padmanabhan has served as President Global Research & Development and as a member of the Executive Committee for Smith+Nephew, a global medical devices business operating in the markets for advanced surgical devices, since August 2016. Prior to joining Smith+Nephew, Dr. Padmanabhan served as Senior Vice President for Thoratec Corporation from June 2014 until its acquisition by St. Jude Medical, Inc. in October 2015. Prior to joining Thoratec, Dr. Padmanabhan served in several roles of increasing responsibility for eighteen years with Medtronic plc in their Cardiac Rhythm Management business, including as Vice President of Product Development for the Implantable Defibrillator Business and as Vice President of Connected Care R&D and Operations.

Dr. Padmanabhan is a member of the Trice Medical Board of Directors, a privately held medical technology company seeking to improve orthopedic diagnostics for patients and physicians.

Director Qualifications:

The Corporate Governance and Sustainability Committee believes Dr. Padmanabhan’s specialized expertise in the healthcare industry, new product development and business development provides clear support for his nomination for election to the Board.

	Other Current Public Directorships: None.	Prior Public Company Directorships (within the last five years): None.

John J. Tracy Age: 68 Director Since: 2017 Board Committees: • Compliance • Technology Applications

Position, Principal Occupation and Professional Experience:

Dr. Tracy retired from The Boeing Company as its Chief Technology Officer and Senior Vice President, Engineering, Operations, and Technology with more than 37 years of aerospace-industry experience. Prior to that he served as Vice President, Engineering and Mission Assurance for Boeing Integrated Defense Systems and Vice President Structural Technologies, Prototyping and Quality of Phantom Works at The Boeing Company, after serving in roles of increasing responsibility at Hercules, McDonnell Douglas and The Boeing Company. Dr. Tracy is a member of the National Academy of Engineering.

Director Qualifications:

The Corporate Governance and Sustainability Committee believes Dr. Tracy’s strong leadership experience and specialized expertise in aerospace engineering and manufacturing, structure and materials provide clear support for his nomination for election to the Board.

	Other Current Public Directorships: None.	Prior Public Company Directorships (within the last five years): None.

6	2023 PROXY STATEMENT

CORPORATE GOVERNANCE AT 3D SYSTEMS

ROLE OF THE BOARD OF DIRECTORS

Our Board oversees the management of the Company’s business and affairs. Stockholders elect the members of the Board to act on their behalf and to oversee their interests. Unless reserved to the stockholders under applicable law or our By-Laws, all corporate authority resides in the Board as the representative of the stockholders. The Board selects and appoints executive officers to manage the day-to-day operations of the Company while retaining ultimate oversight responsibilities. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including our Corporate Governance Guidelines and the Company’s Code Conduct and Code of Ethics, at least annually and makes changes as necessary. The Company’s Governance documents are available at “Availability of Information” on page 18.

CODE OF CONDUCT AND CODE OF ETHICS

Our Code of Conduct applies to all of our employees worldwide, including all of our officers. We separately maintain a Code of Ethics that applies to our CEO, CFO, principal accounting officer, and all other senior financial executives and to directors of the Company when acting in their capacity as directors.

These documents are designed to set high standards of business conduct and ethics for our activities and to help directors, officers, and employees resolve ethical issues. The purpose of our Code of Conduct and our Code of Ethics is to provide assurance to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of our 3D Systems Open Line, which includes a toll-free telephone number and website. Communications through the 3D Systems Open Line are monitored on a daily basis, and all messages are reported to the Chief Compliance Officer and the Chair of the Compliance Committee.

We intend to disclose amendments to, or waivers from, any provision of the Code of Ethics that applies to our CEO, CFO, or principal accounting officer, and persons performing similar functions and that relates to any element of the Code of Ethics described in Item 406(b) of Regulation S-K by posting such information on our website. There have been no such waivers since the date of the proxy statement for our 2022 Annual Meeting.

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors is committed to sound and effective corporate governance practices, to exercising its oversight responsibilities diligently with respect to our business and affairs consistent with the highest principles of business ethics, and to meeting the corporate governance requirements that apply to us. We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We regularly review and consider our corporate governance policies and practices, taking into account the Securities and Exchange Commission’s (the “SEC”) corporate governance rules and regulations, the corporate governance standards of the New York Stock Exchange (the “NYSE”), and stockholder feedback.

The Board has adopted Corporate Governance Guidelines that provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

•	The structure, composition, functions, and policies of the Board and its committees;

•	Director qualification standards and nomination process;

•	Expectations and responsibilities of the directors;

•	Management succession planning; and

•	Communications with stockholders and independent directors.

•	Annual self-evaluations by the Board and its Committees

The Corporate Governance and Sustainability Committee is responsible for overseeing our Corporate Governance Guidelines, periodically assessing their adequacy, and modifying them to meet new circumstances. See “Availability of Information” on page 18 for instructions on how to view the Company’s Corporate Governance Guidelines.

2023 PROXY STATEMENT	7

CORPORATE GOVERNANCE

BOARD LEADERSHIP

The Board has separated the position of its Chair from the position of CEO. Mr. McClure, an independent director, serves as Chair of the Board of Directors. Mr. McClure was appointed Chair in October 2018.

We do not have a policy regarding whether the Chair and CEO roles should be combined or separated. Rather, the Board of Directors prefers to retain flexibility to choose its leadership structure and Chair in any way that it deems best for the Company and its stockholders at any given time. The Board periodically reviews the appropriateness and effectiveness of its leadership structure. The Board believes that the current Board leadership structure allows Dr. Graves to focus on managing the daily operations of the Company in his role as CEO while permitting Mr. McClure to oversee the Board’s significant functions. The Board also believes that the current structure aids in the efficient conduct of Board meetings as the directors discuss key business and strategic matters and other critical issues.

While the Board believes that the separation of the positions of Chair and CEO has been beneficial to the Company, the Board does not view any particular Board leadership structure as being preferable to any other. Accordingly, if any future change in the Board’s leadership structure occurs (which the Board does not currently expect to happen), the Board will take such actions with respect to its leadership structure as it then considers to be appropriate.

DIRECTOR INDEPENDENCE

Nine of the 10 director nominees are “independent” directors. Under the corporate governance standards of the NYSE, at least a majority of our directors and all of the members of the Audit Committee, Compensation Committee, and Corporate Governance and Sustainability Committee must be “independent” directors. The corporate governance standards of the NYSE provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board has affirmatively determined that director nominees Malissia R. Clinton, William E. Curran, Claudia N. Drayton, Thomas W. Erickson, Jim D. Kever, Charles G. McClure, Jr., Kevin S. Moore, Vasant Padmanabhan, and John J. Tracy satisfy the bright-line criteria of the corporate governance standards of the NYSE and that they have no material relationships with us. In making its determination, the Board and the Corporate Governance and Sustainability Committee reviewed the following relationships:

•	Dr. Graves, our Chief Executive Officer (“CEO”), is an executive officer of the Company and, as such, is not an independent director.

•

Dr. Padmanabhan is an executive officer of Smith+Nephew, a customer of the Company that purchased software and on-demand services in each of 2020, 2021, and 2022. The transactions had an aggregate value of less than $1 million in each year and were negotiated in arm’s length transactions under terms similar to those offered in other third-party transactions. Based on a review of the facts and circumstances of the transactions the Board determined (based on the recommendation of the Corporate Governance and Sustainability Committee) that Dr. Padmanabhan had no direct or indirect material interest in the transactions.

•

Mr. Erickson is a non-executive member of the board of directors of MW Industries, a customer of the Company that purchased healthcare services from the Company in each of 2020, 2021, and 2022 in arm’s length transactions similar to those offered in other third-party transactions. Mr. Erickson is not responsible for the 3D Systems’ account, and, based on a review of the facts and circumstances of the transactions, the Board determined (based on the recommendation of the Corporate Governance and Sustainability Committee) that Mr. Erickson had no direct or indirect material interest in the transactions.

DIRECTOR QUALIFICATIONS

In nominating each of the director nominees, the Corporate Governance and Sustainability Committee and the Board considered, among other things, the Corporate Governance Guidelines, which were adopted in 2004 and most recently amended in February 2022, and the Qualifications for Nomination to the Board, which were adopted in 2004 and most recently reviewed in February 2021. Our corporate governance guidelines, practices, and policies are available on our website at investor.3dsystems.com/governance. These qualifications include, among other factors, a candidate’s ethical character, experience, and diversity of background, as well as whether the candidate is independent under applicable

8	2023 PROXY STATEMENT

CORPORATE GOVERNANCE

listing standards and financially literate. The Corporate Governance and Sustainability Committee and the Board also took into consideration the following factors relating to each director since the 2022 Annual Meeting:

•	such director’s contributions to the Board;

•	any material change in such director’s employment or responsibilities with any other organization;

•	such director’s attendance at meetings of the Board and the Board committees on which such director serves and such director’s participation in the activities of the Board and such committees;

•

the absence of any relationships with the Company or another organization, or any other circumstances that have arisen, that might make it inappropriate for the director to continue serving on the Board; and

•	such director’s age and length of service on the Board.

The Corporate Governance and Sustainability Committee and the Board considered each nominee’s overall business experience, contributions to Board activities during 2022, and independence in their evaluation of each nominee in conjunction with the factors discussed above but did not otherwise give greater weight to any of the factors cited compared with any of the others. While the Board considers self-identified diversity characteristics and diversity of experience in its nomination decisions, we do not maintain a diversity policy relating to the composition of the Board of Directors. The Board believes that each of the nominees for director is well qualified to continue to serve as a director of the Company and that the nominees provide the mix of experience that is required to enable the Board to perform its functions.

BOARD DIVERSITY AND REFRESHMENT

The Board is committed to building a Board with diverse experiences and backgrounds that has the right mix of skills, experience, and perspectives to support our future strategic direction. Our directors reflect diverse perspectives, including a complementary mix of skills, experience, and backgrounds that we believe are paramount to our ability to represent the interests of our stockholders. Our three most-recently elected independent directors each identify as gender or ethnically diverse.

SKILLS, QUALIFICATIONS AND DIVERSITY

The following matrix highlights the mix of key skills, qualities, attributes, and experiences of each director nominee and is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed competencies in these skills through education, direct experience, and oversight responsibilities. The demographic information presented below is based on voluntary self-identification by each individual. Additional biographical information on each nominee begins on page 2.

SKILLS & EXPERTISE

Capabilities	GRAVES	CLINTON	CURRAN	DRAYTON	ERICKSON	KEVER	MCCLURE	MOORE	PADMANABHAN	TRACY

Senior Leadership	🌑	🌑	🌑		🌑	🌑	🌑	🌑

Global Experience			🌑	🌑					🌑

Industry and Applications Experience	🌑								🌑	🌑

Financial Expertise			🌑	🌑				🌑

Product Development							🌑		🌑	🌑

Operations and Manufacturing	🌑		🌑				🌑

Human Capital		🌑		🌑				🌑

Go-To-Market					🌑		🌑

Public Company Board		🌑			🌑	🌑

Business Development and M&A					🌑	🌑		🌑

Government, Legal, and Compliance		🌑				🌑				🌑

Emerging Technologies and Business Models	🌑			🌑						🌑

2023 PROXY STATEMENT	9

CORPORATE GOVERNANCE

BACKGROUND

Tenure	GRAVES	CLINTON	CURRAN	DRAYTON	ERICKSON	KEVER	MCCLURE	MOORE	PADMANABHAN	TRACY

Years on the Board	3	4	15	2	8	27	6	24	3	6

Age	61	54	74	55	72	70	69	68	56	68

Gender	M	F	M	F	M	M	M	M	M	M

Race/Ethnicity/Nationality

African American/Black		🌑

Asian American									🌑

Hispanic American				🌑						🌑

White/Caucasian	🌑		🌑		🌑	🌑	🌑	🌑

Native American

MEETINGS AND MEETING ATTENDANCE

During 2022, the Board of Directors held 8 meetings. In 2022, each member of the Board of Directors attended at least 85 percent of the aggregate number of meetings of the Board of Directors held during the period for which he or she was a director and of the committees of the Board on which he or she served during the periods that he or she served.

The Board holds executive sessions with only non-employee directors in attendance at its regular meetings and at other meetings when circumstances warrant those sessions. The CEO and other members of management are excused from these executive sessions. The Chair of the Board or the Chair of the Corporate Governance and Sustainability Committee presides over such non-management sessions of the Board. Additionally, the independent directors meet in executive session at least quarterly. The CEO, any other non-independent directors, and other members of management are excused from such meetings, and the Chair of the Board presides over such meetings.

It is expected that all incumbent directors and director nominees will attend our annual meetings of stockholders whether held virtually (as for the 2022 Annual Meeting) or in person. All the directors then in office virtually attended our 2022 Annual Meeting of Stockholders.

DIRECTOR TENURE AND RETIREMENT AGE

The Board generally believes that a mix of long- and short-tenured directors promotes an appropriate balance of views and insights and allows the Board as a whole to benefit from the historical and institutional knowledge that longer-tenured directors possess, and the fresh perspectives contributed by newer directors. In support of Board refreshment efforts, the Board has implemented both 10-year term limits (effective beginning December 2019) and a mandatory retirement age of 75 for directors.

Director Emeritus Program

The Board has created a Director Emeritus program to avail itself of the counsel of directors retiring from the Board due to age or term-limit restrictions who have made and can continue to make unique contributions to the deliberations of the Board. Under the program, the Board may, at its discretion, designate a retiring director as Director Emeritus to serve one or more annual terms subject to reappointment as Director Emeritus by the Board

10	2023 PROXY STATEMENT

CORPORATE GOVERNANCE

after each annual meeting of stockholders. A Director Emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board or its committees but may not vote, be counted for quorum purposes, have any of the duties or obligations imposed on our directors or officers under applicable law, or otherwise be considered a director.

In conjunction with the implementation of a retirement age for directors in 2021, Charles W Hull, a founder of the Company and our current Executive Vice President and Chief Technology Officer for Regenerative Medicine, transitioned to Director Emeritus status following the 2021 Annual Meeting. The Board believes that Mr. Hull continues to provide valuable knowledge and leadership to the Company’s efforts in the field of regenerative medicine and other matters, and the Board recognizes the unique insight and guidance he can provide as a Director Emeritus. It is the Board’s intention to appoint Mr. Hull to a second term as Director Emeritus at the conclusion of the 2023 Annual Meeting.

STOCKHOLDINGS OF DIRECTORS

Among the factors considered under our “Corporate Governance at 3D Systems—Director Qualifications” discussed on page 8 is an expectation that each director will hold during his or her term of office a meaningful number of shares of our Common Stock. Several of our directors beneficially own substantial numbers of shares of our Common Stock. See “Director Compensation—Stock Ownership and Holding Requirements for Non-Employee Directors” and “Security Ownership of Certain Beneficial Owners and Management” for more details.

BOARD EVALUATIONS

Our Corporate Governance Guidelines further require that the Board, acting through the Corporate Governance and Sustainability Committee, conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. In addition, our Corporate Governance Guidelines require that each committee conduct an annual self-evaluation to assess its compliance with the requirements of its charter and the Corporate Governance Guidelines, as well as ways in which committee processes and effectiveness may be enhanced.

We are committed to providing transparency about our Board and committee evaluation process. Our Chair of the Board and Chair of the Corporate Governance and Sustainability Committee lead the Board’s self-evaluation process. Each director completes a comprehensive questionnaire evaluating the performance of the Board as a whole and the committees on which the director serves. The directors’ responses are aggregated and anonymized to encourage the directors to respond candidly and to maintain the confidentiality of their responses. The directors’ responses about the performance of the Board as a whole and the committees are summarized and shared with the Board. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively and, more importantly, areas where the Board believes it can improve.

RELATED PARTY TRANSACTION POLICY AND PROCEDURES

In addition to the provisions of our Code of Conduct and Code of Ethics that deal with conflicts of interest and related-party transactions, we have adopted a Related Party Transaction Policy that is designed to confirm our position that related-party transactions should be avoided except when they are in our interests and to require that certain types of transactions that may create conflicts of interest or other relationships with related parties are approved in advance by (a) the Board of Directors and (b) the Corporate Governance and Sustainability Committee or a committee composed of directors who are independent and disinterested with respect to the matter under consideration. This policy applies to transactions meeting the following criteria:

•	the amount involved will or may be expected to exceed $120,000 in any calendar year;

•	we or any of our subsidiaries would be a participant; and

•

any person who is or was in the current or immediately preceding calendar year an executive officer, director, director nominee, greater than five percent beneficial owner of our Common Stock or immediate family member of any of the foregoing has or will have a direct or indirect material interest.

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In adopting this policy, the Board reviewed certain types of transactions and deemed them to be pre-approved even if the amount involved exceeds $120,000. These types of transactions include:

•

employment arrangements with executive officers where such executive officer’s employment in that capacity and compensation for serving as an executive officer has been approved by the Board, the Compensation Committee, or another committee of independent directors;

•	director compensation arrangements where such arrangement has been approved by the Corporate Governance and Sustainability Committee (or another committee of independent directors) and the Board;

•

awards to executive officers and directors under compensatory plans and arrangements pursuant to our 2015 Incentive Plan, the exercise by any executive officer or director of any previously awarded stock option that is exercised in accordance with its terms, and any grants or awards made to any director or executive officer under any other equity compensation plan that has been approved by our stockholders;

•

certain transactions with other companies where a related party has a de minimis relationship (as described in the policy) with the other company and the amount involved in the transaction does not exceed the greater of $1,000,000 or 2 percent of the other company’s total annual revenue;

•

charitable contributions made by us to a charitable organization where a related party has a de minimis relationship and the amount involved does not exceed the greater of $1,000,000 or 2% of the charitable organization’s total annual receipts and charitable contributions under any matching program maintained by us that is available on a broad basis to employees generally; and

•	other transactions where all security holders receive proportional benefits.

Under the terms of our Related Party Transaction Policy, when considering whether to approve a proposed related party transaction, factors to be considered include, among other things, whether such transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. A copy of our Related Party Transaction Policy is posted on our website. See “Availability of Information” on page 18.

There were no related-party transactions in 2022.

SUCCESSION PLANNING

We maintain a succession plan for the position of CEO and other executive officers. To assist the Board with this requirement, the CEO annually leads the Board of Directors in a discussion of CEO and senior management succession. The annual review includes an evaluation of the requirements for the CEO and each senior management position and an examination of potential permanent and interim candidates for CEO and other senior management positions.

RISK OVERSIGHT

Consistent with Delaware law, our business is managed by our officers under the direction and oversight of the Board. In this regard, our management, including our corporate officers, is responsible for the day-to-day management of the risks facing us, including macroeconomic, financial, strategic, operational, public reporting, legal, regulatory, political, compliance, organizational, security, and reputational risks. They carry out this responsibility through a coordinated effort among themselves in the management of our business.

In exercising its oversight responsibilities, as permitted by law, the Board receives and relies on reports and other information provided by management, reviews and approves matters that it is required or permitted to approve by law or our Certificate of Incorporation or By-Laws, and receives information relating to, and inquiries into, such other matters as it deems appropriate, including our strategic outlook, business plans, prospects and performance, succession planning, risk management, cybersecurity, and other matters for which it has oversight responsibility. The Board carries out its general oversight responsibility both by acting as a whole as well as through its committees. Among other things, the Board periodically reviews our processes for identifying, ranking, and assessing risks that affect our organization as well as the output of those processes. The Board also receives

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periodic reports from our management on various risks, including risks of the types mentioned facing our businesses, risks presented by transactions that are presented to the Board for approval, and risks arising out of our corporate strategy.

As discussed below, the Board also maintains several standing committees with risk oversight responsibility for various Board functions. Although the Board has ultimate responsibility for overseeing risk, its standing committees perform certain of its risk oversight responsibilities. For example, the Audit Committee engages in ongoing discussions regarding major financial and accounting risk exposures and the process and system employed to monitor and control such exposures. In addition, the Audit Committee engages in periodic discussions with management concerning the process by which risk assessment and management are undertaken, and it exercises oversight regarding the risk assessment and management processes related to, among other things, internal controls, credit, capital structure, liquidity, cybersecurity, and insurance programs. In carrying out these responsibilities, the Audit Committee, among other things, regularly reviews with the Internal Audit Director the audits or assessments of significant accounting and audit risks conducted by Internal Audit personnel based on their audit plan, and the Audit Committee regularly meets in executive sessions with the Internal Audit Director. The Audit Committee also regularly reviews with management our internal control over financial reporting, including any significant deficiencies or material weaknesses. As part of these reviews, the Audit Committee reviews steps taken by management to monitor, control, and mitigate risks. The Audit Committee also regularly reviews with the Chief Legal Officer significant legal, regulatory, and compliance matters that could have a material impact on our financial statements or business. Finally, from time-to-time, executives who are responsible for managing particular risks, such as cybersecurity, report to the Audit Committee on how those risks are being controlled and mitigated.

Other Board committees also exercise responsibility to oversee risk within their areas of responsibility and expertise. For example, as noted in the section entitled “Risk Assessment of Compensation Policies and Practices” below, the Compensation Committee oversees risk assessment and management with respect to our compensation policies and practices, and it exercises oversight with respect to our 401(k) plan; the Corporate Governance and Sustainability Committee engages in periodic discussion with our Chief Compliance Officer regarding major environment, health, and safety risks; and the Compliance Committee engages in ongoing discussion with the Chief Compliance Officer and the Chief Legal Officer regarding regulatory and compliance matters, including compliance with applicable export controls, government contracts, FDA, compliance, and similar governmental regulatory regimes.

In those cases where committees have risk oversight responsibilities, the Chairs of the committees regularly report to the full Board the significant risks facing the Company, as identified by management, and the measures undertaken by management for controlling and mitigating those risks.

RISK ASSESSMENT OF COMPENSATION POLICIES AND PRACTICES

Our Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors, and reviewed these items with its independent consultant, Meridian Compensation Partners, LLC (“Meridian”). In addition, our Compensation Committee asked Meridian to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.

For more information regarding our compensation program, see the section entitled “Compensation Discussion and Analysis” beginning on page 25.

GLOBAL RESPONSIBILITY AND SUSTAINABILITY

Sustainability Program

3D Systems recognizes that sustainability is important to how we do business. The context in which our business operates is transforming due to the effects of climate change and heightened social, economic, and health challenges around the globe. The Company believes that it is well positioned to respond to these challenges by

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integrating sustainable business activities into our strategy and operations to deliver long-term value. We continue to enhance our environmental, social, and governance (“ESG”) activities in alignment with our long-term sustainability strategy.

Governance

We uphold strong corporate governance practices and demonstrate integrity as we leverage this foundation to influence our sustainability activities. The Company’s sustainability program is led by our Chief People Officer and Chief Administrative Officer, and the Board has delegated oversight of these efforts to the Governance Committee. The committee has primary responsibility for reviewing and monitoring the Company’s sustainability strategy, ESG priorities with alignment to our business strategy, and the program’s progress in support of driving long-term value. Through collaboration across our business functions, we identify priorities and evolve our sustainability program and related governance activities to address changing global trends.

Board and Management Oversight: In 2022, we focused our efforts on expanding ESG disclosures and maturing aspects of our ESG activities within our sustainability program. We formalized Board oversight by executing updates to the Governance Committee at least twice a year from the Chief Administrative Officer. The Governance Committee’s materials are available to the full Board, and the Board receives periodic updates on our sustainability program strategy, annual goals, and program measures. We also named executive sponsors for our ESG strategies to drive program priorities, manage risks, and monitor progress against plans.

Stakeholder Engagement: Understanding expectations of key stakeholders is an important part of evolving our sustainability program. We seek feedback from our employees in areas such as culture, career development, inclusivity, integrity, employee success, and environmental stewardship. Additionally, we perform in-depth analysis on our largest investors and customers to further influence our program today and well into the future. From our reviews, we noted key stakeholder priorities include addressing climate and energy efficiency, health, safety and wellbeing, product stewardship, diversity, equity and inclusion, and training and development.

Environmental Responsibility

We acknowledge our role in decarbonizing the global economy and are committed to being a responsible steward of the environment as we grow and operate our business.

Our Products and Customers: As we develop and innovate our product portfolio, we consider emerging global trends which influence the design of our future products and materials. Our unique offerings of hardware, software, materials, and services provide application-specific solutions powered by the expertise of our application engineers. These engineers collaborate with our customers to transform how they deliver their products and services. We will further focus on developing solutions to enable our customers to address evolving sustainability challenges, considering strategies such as advance materials, production on demand, and improved efficiencies through additive manufacturing capabilities.

Our Operations: In 2022, we expanded our reporting on climate activities in alignment with the Task Force on Climate-Related Financial Disclosures (TCFD). A climate risk assessment was conducted to identify and assess 3D Systems’ climate-related transition risks, physical risks, and opportunities. We engaged a third-party climate advisor to document our value chain, review peer risks and opportunities, conduct interviews on value chain segments, and conduct workshops to validate climate risks and opportunities. In 2022, we also expanded our reporting on scope 1 and scope 2 greenhouse gas (“GHG”) emissions based on requirements defined by the World Resource Institute’s (WRI) Greenhouse Gas Protocol. Details on 3D Systems’ GHG footprint and year over year performance can be found on our Company’s Sustainability webpage. See “Availability of Information” on page 18 for details on accessing this information.

Additionally, we conducted a screen of our key manufacturing facilities using the Aqueduct™ Water Risk Atlas tool to identify operations in high water-stressed or scarce locations to understand potential impacts. While none of our key manufacturing facilities operate in high-risk or very high-risk watersheds, we will continue to monitor our locations and seek opportunities to manage resources efficiently across our portfolio. Our facility metrics and environmental assessments will be used to provide insights to management and the Board as we evaluate environmental strategies, commitments, and define goals around further reducing GHG emissions, conserving energy, and minimizing waste.

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Social Responsibility

We are committed to supporting the health, safety, and well-being of our teams and of the communities where we live and work.

Health & Safety: Our focus is to reduce health and safety risks and continue to drive a strong safety culture through communication, awareness, and visible leadership. To fulfill this commitment, we provide ongoing global and site-specific communications and company-wide safety training. We have robust, site-specific safety programs in place, which includes proper safety equipment at our facilities for those working in potentially high-hazard environments. We monitor injury and illness health and safety metrics across the Company to continually evaluate our safety programs and meet the needs of our teams. The Company continues to monitor the impact of COVID-19 and we tailor our response efforts to trends identified across the globe.

Our Communities: It is important that we make a positive impact on society by serving the communities where our employees live and work. We support our teams’ passion for serving through our 3D Systems Gives Back volunteer program, built on the purpose of serving our underserved populations to drive equity and inclusion within our local communities. Our employees at sites around the world are allotted time each year for volunteering and are encouraged to select nonprofit organizations or community service activities that focus on access to education, basic needs, and support services within our local communities.

Talent Management Strategies: Our highly skilled employees are vital to our success, and we depend on them to innovate and deliver extraordinary to our customers. We prioritize our talent management strategies to attract and hire top talent, develop our teams to build key capabilities, and engage, motivate, and retain our employees to do their best work each day. In 2022, we launched robust talent management standards, guidance, and tools to ensure consistency of approach in reviewing our talent across the Company. These resources further enable leaders to develop employees through performance reviews, annual goal setting, and career development goal planning. We also expanded our succession planning processes as part of our efforts to build our future leadership pipeline.

Inclusion & Belonging: We are passionate about broadening the diversity of our workforce to propel our culture of innovation and our ability to deliver forward-thinking solutions. We are committed to fostering an environment where inclusion and belonging are central to how we work across our global teams and support employees with opportunities to grow, contribute, develop, and thrive. We engage our employees through activities such as the following:

3D Systems Employee Resources Groups have been established over the years to promote networking, mentor relationships, and a sense of belonging across our teams. In 2022, we increased the number and type of ERGs and expanded ERG participation to our global locations.

Women Networking Events are in place to further build network opportunities for women internally across our global offices and externally through memberships with outside professional organizations. In 2022, we established more formal networking programs for women across our Company.

Outreach efforts were expanded in 2022 to focus on building long-term relationships with HBCUs and minority serving organizations to increase exposure and education to additive manufacturing and 3D technology to prepare diverse talent for future job opportunities. We also participated in a variety of select diversity events, career fairs, and other collegiate activities to advance the promotion of our intern program and entry level new hire positions to a broader, diverse audience. Within our 2022 intern program, we increased our diversity talent profile compared to 2021 to better reflect the communities in which we live and work.

3D Culture Connections is a designated space on our Company intranet dedicated to celebrating the diversity of our 3D employees. It highlights the unique perspectives of colleagues around the world and provides educational resources to further build our culture of inclusion and belonging.

As we evolve our talent strategies, we will continue to advance our commitments and human capital strategies and goals.

Our ESG policies are available on our website at www.3dsystems.com/make-an-impact. See “Availability of Information” on page 18 for a list of our ESG policies.

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COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors maintains five standing committees: Audit, Compensation, Corporate Governance and Sustainability, Compliance, and Technology Applications. The key responsibilities of each committee, together with their current membership and the number of meetings held in 2022, are set forth below. Each Committee Chair meets regularly with management during the year to discuss committee business, shape agendas, and facilitate efficient meetings. The Board Chair, Mr. McClure, attends all committee meetings to serve as a resource and to identify topics requiring the full Board’s attention.

The Board has determined that each member of the Audit, Compensation, Corporate Governance and Sustainability, Compliance and Technology Applications Committees is independent according to applicable SEC and NYSE requirements and our Corporate Governance Guidelines. In addition, the Board has also determined that each member of the Audit Committee also meets the heightened standards of independence applicable to audit committee members as prescribed by the SEC and that each member of the Compensation Committee meets the heightened standards of independence applicable to compensation committee members as prescribed by the NYSE and is a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”).

Each of the committees operates under a written charter that has been approved by the Board and is posted on our website. Each committee annually reviews its charter and updates its charter as necessary. See “Availability of Information” on page 18 for the availability of each committee charter.

Audit Committee

Members:	Primary Responsibilities:

William E. Curran, Chair* Claudia N. Drayton* Kevin S. Moore* Meetings in 2022: 7 Private sessions with BDO and Internal Audit Director held at most meetings. * Audit Committee Financial Expert

•   Oversee internal control over financial reporting and auditing, accounting, and financial reporting processes;

•   Oversee the qualifications, independence, performance, engagement retention, and compensation of our independent registered public accounting firm;

•   Oversee disclosure controls and procedures, and internal audit function;

•   Oversee annual independent audit of financial statements;

•   Review and pre-approve audit and permissible non-audit services and fees;

•   Oversee tax, legal, regulatory, and ethical compliance matters;

•   Oversee financial-related risks, enterprise risk management program, and cybersecurity; and

•   Oversee the preparation of the Audit Committee Report and related disclosures for the annual proxy statement.

The “Report of the Audit Committee” is set forth beginning on page 53.

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Compensation Committee

Members:	Primary Responsibilities:

Kevin S. Moore, Chair Malissia R. Clinton William E. Curran Thomas W. Erickson Jim D. Kever Meetings in 2022: 6

•   Oversee the Company’s executive compensation policies, practices, and programs;

•   Review and approve corporate goals and objectives for compensation, evaluate performance (along with full Board), and determine compensation for the CEO;

•   Review the performance, and determine the compensation, of all other executive officers and each direct report of the CEO;

•   Review and advise on management succession planning;

•   Approve and oversee equity-related incentive plans and executive bonus plans;

•   Review compensation policies and practices as they relate to risk management practices;

•   Oversee human capital management, including the Company’s culture and diversity and inclusion programs and initiatives; and

•   Oversee the preparation of the “Compensation Committee Report” and related disclosures for the annual proxy statement.

The “Compensation Committee Report” is set forth on page 38.

Compensation Committee Interlocks and Insider Participation

None of our current executive officers served during 2022 as a director of any entity with which any of our outside directors is associated or whose executive officers served as one of our directors, and none of the members of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries.

Retainer of Independent Compensation Consultant

The Compensation Committee has sole authority to retain, compensate, and terminate a compensation consultant to assist it in the evaluation of CEO or senior executive compensation. The Compensation Committee retained Meridian as its independent compensation consultant with respect to the Company’s 2022 executive compensation program. Meridian does not provide any other services to the Company, and the Compensation Committee has determined, based on its assessment of the relevant factors set forth in the applicable SEC rules, that Meridian’s work for the Compensation Committee does not raise any conflict of interest. For additional information on the role of the compensation consultant in setting executive compensation see “Executive Compensation—Compensation Discussion and Analysis—Compensation Consultant and Compensation Peer Group” on page 27.

Corporate Governance and Sustainability Committee

Members: Thomas W. Erickson, Chair Malissia R. Clinton Jim D. Kever Meetings in 2022: 4

Primary Responsibilities:

•   Oversee the composition, structure, and evaluation of the Board and its committees;

•   Identify and recommend qualified candidates for election to the Board;

•   Establish procedures for director candidate nomination and evaluation;

•   Assist the Board in determining the independence of the Board nominees;

•   Oversee corporate governance policies and practices, including Corporate Governance Guidelines and Code of Conduct;

•   Lead annual reviews of the performance of the Board and its committees;

•   Review and recommend to Board compensation programs for directors;

•   Monitor strategy, policies, performance, and reporting related to the Company’s management of environmental, social, and governance (ESG) issues; and

•   Review and approve related-person transactions.

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Compliance Committee

Members: Malissia R. Clinton, Chair William E. Curran Thomas W. Erickson Charles G. McClure, Jr. Dr. John J. Tracy Meetings in 2022: 4

Primary Responsibilities:

•   Oversee the Company’s compliance function, including the administration of policies and procedures for compliance with laws and regulations applicable to its business;

•   Oversee legal and regulatory compliance related to export compliance and government contracts;

•   Assist Board in oversight of compliance related to our healthcare business, including FDA and regulations and HIPPA requirements; and

•   Oversee any necessary corrective actions pursuant to any export compliance investigation.

Technology Applications Committee

Members: Dr. John J. Tracy, Chair Dr. Vasant Padmanabhan Meetings in 2022: 3

Primary Responsibilities:

•   Oversee the Company’s technology strategy and approach, including its impact on performance, growth, and competitive position;

•   Review the Company’s technology capabilities and intellectual property and provide guidance on its technology and innovation strategy;

•   Oversee technical workforce and its suitability for meeting needs, including engineering leadership, and the development and succession planning process for critical technology experts;

•   Oversee the Company’s research and development expenditure plans; and

•   Oversee the Company’s technology initiatives and investments, including through acquisitions and other business development activities.

AVAILABILITY OF INFORMATION

Our corporate governance guidelines, practices, and policies are available on our website at investor.3dsystems.com/governance, including the following documents:

•	Amended Certificate of Incorporation

•	Amended and Restated By-Laws

•	Code of Conduct

•	Code of Ethics

•	Corporate Governance Guidelines

•	Policy Statement Governing Insider Trading

•	Policy and Procedure for Stockholders Nominees to the Board
•	Related Party Transaction Policy and Procedures

•	Audit Committee Charter

•	Compensation Committee Charter

•	Compliance Committee Charter

•	Corporate Governance and Sustainability Committee Charter

•	Technology Applications Committee Charter

Our ESG policies and practices documents are available on our website at www.3dsystems.com/make-an-impact, including the following documents:

•	Environmental, Health, and Safety Policy

•	Water Policy

•	Waste Management Practices
•	Human Rights and Labor Rights Policy

•	Anti-Human Trafficking Policy

•	Conflict Minerals Policy

Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

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DIRECTOR COMPENSATION

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties, the skill level required by us of members of our Board, and the overall level and mix of compensation compared to industry- and size-relevant peers by referencing data compiled by the Compensation Committee’s independent compensation consultant.

Director Compensation for 2022

The following table sets forth information concerning all compensation of each of our non-employee directors for their services as a director during the year ended December 31, 2022.

	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Malissia R. Clinton	75,000	150,000	—	225,000
William E. Curran	105,000	150,000	—	255,000
Claudia N. Drayton	65,000	150,000	—	215,000
Thomas W. Erickson	70,000	150,000	—	220,000
Jim D. Kever	70,000	150,000	—	220,000
Charles G. McClure, Jr	250,000	150,000	—	400,000
Kevin S. Moore	95,000	150,000	—	245,000
Vasant Padmanabhan	60,000	150,000	—	210,000
John J. Tracy	90,000	150,000	—	240,000

(1)

Represents the aggregate grant date fair value of the restricted stock awards granted in 2022 to each non-employee director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). The amounts in this column reflect the award of 15,015 shares of Common Stock made to each director in office as their annual equity award under the 2015 Incentive Plan on May 24, 2022. The value of the restricted stock awards was determined by multiplying the number of shares awarded by the closing price of our Common Stock on the date of grant ($9.99 per share).

Director Fees

Director compensation is set by the Board, based upon the recommendation of the Corporate Governance and Sustainability Committee through the periodic review and approval of the Non-Employee Director Compensation Policy. We pay the following cash compensation to our non-employee directors:

Annual Retainers to Non-Employee Directors	Chair		Member
Board of Directors	$250,000	(1)	$50,000
Audit Committee	$30,000		$15,000
Compensation Committee	$30,000		$15,000
Compliance Committee	$20,000		$10,000
Corporate Governance and Sustainability Committee	$10,000		$5,000
Technology Applications Committee	$30,000		$10,000

(1)	The Chair of the Board of Directors does not receive fees for service on any committee.

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CORPORATE GOVERNANCE

As discussed below, non-employee directors also receive annual equity awards. We also reimburse directors for their expenses of attendance at meetings of the Board of Directors or its committees.

Dr. Graves, who is an employee of the Company, received no additional compensation for service as a director in 2022.

Director Equity Awards

Pursuant to the Non-Employee Director Compensation Policy, our directors receive annual grants of immediately vested restricted stock equal to $150,000 in total value under the 2015 Incentive Plan upon their re-election by stockholders to serve as directors. In addition, new directors, upon their election to the Board, receive an immediately vested restricted stock award equal to such number of shares having a value equal to $75,000 and a prorated annual award for the year in which he or she is elected to the Board. All shares of Common Stock issued to directors as compensation for their services as directors are fully vested when issued.

Stock Ownership and Holding Requirements for Non-Employee Directors

Consistent with the Board-adopted Qualifications for Nomination to the Board (publicly disclosed as Addendum A to the Corporate Governance and Sustainability Committee Charter), each non-employee director is expected to hold during his or her term of office a meaningful number of shares of Common Stock. As such, our Corporate Governance Guidelines require our non-employee directors to acquire and maintain an equity stake in the Company with a minimum value equivalent to five times the annual cash retainer paid to non-employee directors (as set forth in the Non-Employee Director Compensation Policy) by 2025 or within 5 years of joining the Board.

Each of our non-employee directors are required to retain all shares of Common Stock that have been awarded to them under the 2015 Incentive Plan until the minimum holding requirement is met; however, they may sell up to 50% of the shares of Common Stock covered by any award to satisfy any tax obligation arising from such grant or grants. In addition, non-employee directors are required to retain all shares of Common Stock that were awarded to them under the 2004 Restricted Stock Plan for Non-Employee Directors (which was depleted in 2019) as long as they remain a director of 3D Systems; however, they may (a) sell up to 50% of an award to cover the tax obligation arising from such grant or grants and (b) make certain transfers of shares received under the 2004 Restricted Stock Plan for Non-Employee Directors to members of their immediate family or to a trust or other form of indirect ownership established by the director for his or her benefit or for the benefit of the members of his or her immediate family.

Shares for the purposes of determining compliance with our stock ownership policy are defined as Common Stock held outright (by the director or his or her spouse), restricted stock units, restricted stock awards, and shares or share equivalents held in a Company savings plan or deferred compensation plan. Stock options, stock appreciation rights, and PSUs are excluded from the definition of shares.

All directors currently comply with their respective ownership requirements or are retaining 50% of all net shares (post-tax) that vest until achieving their minimum share ownership requirement.

DEFERRED DIRECTOR FEES

In December 2022, the Board adopted the 3D Systems Corporation Non-Employee Director Deferral Plan to allow non-employee directors to defer receipt of all or a portion of their equity compensation in a tax efficient manner.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth (a) as of the date indicated in the applicable Schedule 13D or 13G with respect to each person identified as having filed a Schedule 13D or 13G and (b) as of March 20, 2023, with respect to the other persons listed in the table, the number of outstanding shares of Common Stock beneficially owned:

•	by each person known to us to be the beneficial owner of more than five percent of our Common Stock;

•	by each current director and nominee for director and each of our NEOs; and

•	by all of our directors and executive officers as a group.

Except as otherwise indicated in the footnotes to the table, and subject to any applicable community property laws, each person has the sole voting and investment power with respect to the shares beneficially owned. The address of each person listed is in care of 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, unless otherwise noted.

	Number of Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percentage of Shares Owned(1)
BlackRock, Inc.	22,216,516	(2)	16.94%
The Vanguard Group	13,839,058	(3)	10.55%
Jeffrey A. Graves	478,460	(4)	*
Michael Turner	128,865	(5)	*
Menno Ellis	146,194	(6)	*
Andrew Johnson	162,013	(7)	*
Reji Puthenveetil	158,185	(8)	*
Jagtar Narula	35,444		*
Wayne Pensky	9,849		*
Malissia Clinton	53,376		*
William Curran	124,409		*
Claudia Drayton	18,391		*
Thomas Erickson	139,200		*
Jim Kever	404,672		*
Charles McClure	71,870		*
Kevin Moore	1,580,063	(9)	1.21%
Vasant Padmanabhan	36,937		*
John Tracy	70,464		*
All executive officers and directors as a group (17 persons)	4,169,119	(10)	3.18%

*	Less than one percent

(1)

Percentage ownership is based on the number of shares of Common Stock outstanding and entitled to vote as of March 20, 2023, the record date for the Annual Meeting. Common Stock numbers include, with respect to the stockholder in question, Common Stock which the stockholder could acquire within 60 days of the record date.

(2)

BlackRock, Inc. filed a Schedule 13G/A on February 10, 2023, indicating that it has sole voting power over 21,940,019 of these shares and sole dispositive power over 22,216,516 of these shares. The address for this beneficial owner is 55 East 52nd Street, New York, NY 10055.

(3)

The Vanguard Group filed a Schedule 13G/A on February 9, 2023, indicating that it has shared voting power over 91,558 of these shares, sole dispositive power over 13,629,286 of these shares, and shared dispositive power over 209,772 of these shares. The address for this beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355.

2023 PROXY STATEMENT	21

CORPORATE GOVERNANCE

(4)

Consists of (a) 309,942 shares of Common Stock that Dr. Graves holds directly, and (b) 168,518 shares of restricted stock subject to time-based vesting conditions. Excludes 385,960 PSUs, which may be earned upon the achievement of certain TSR over the applicable three-year performance period.

(5)	Consists of 128,865 shares of restricted stock subject to time-based vesting conditions.

(6)

Consists of (a) 102,526 shares of Common Stock that Mr. Ellis holds directly, and (b) 43,668 shares of restricted stock subject to time-based vesting conditions. Excludes 77,584 PSUs, which may be earned upon the achievement of certain TSR over a three-year performance period.

(7)

Consists of (a) 132,982 shares of Common Stock that Mr. Johnson holds directly, and (b) 29,031 shares of restricted stock subject to time-based vesting conditions. Excludes 40,000 shares of restricted stock which only vest upon the achievement of certain performance conditions related to company stock price and 58,772 PSUs, which may be earned upon the achievement of certain TSR over a three-year performance period. Also excludes 160,000 shares subject to stock options granted under the 2015 Incentive Plan which only vest upon the achievement of certain performance conditions.

(8)

Consists of (a) 87,257 shares of Common Stock that Mr. Puthenveetil holds directly, and (b) 70,928 shares of restricted stock subject to time-based vesting conditions. Excludes 170,296 PSUs, which may be earned upon the achievement of certain TSR over the applicable three-year performance period.

(9)

Consists of (a) 23,756 shares of Common Stock that Mr. Moore owns directly, (b) 137,693 shares of Common Stock held in the name of Kevin S. Moore, Trustee, The Kevin Scott Moore 2011 Revocable Living Trust dated September 13, 2011, and (c) 1,418,614 shares beneficially owned by The Clark Estates, Inc., with respect to which Mr. Moore disclaims beneficial ownership as well as any pecuniary interest.

(10)	Consists of (a) 4,169,119 shares of Common Stock that this group holds directly and (b) 588,704 shares of restricted stock subject to time-based vesting conditions.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and any person owning 10 percent or more of the outstanding shares of our Common Stock to file reports with the SEC to report their beneficial ownership of and transactions in our securities and to furnish us with copies of those reports. Based upon a review of those reports submitted to us, no executive officer, director, or 10 percent beneficial owner failed to file, on a timely basis, the reports required by Section 16(a) of the Exchange Act for the year ended December 31, 2022, except that Michael Crimmins, our former Senior Vice President and Chief Accounting Officer, filed a late filing to report a retention equity award on June 15, 2022; David Leigh, our former Executive Vice President and Chief Technology Officer, filed a late filing to report shares withheld to cover the tax obligation from the a vesting of shares on December 9, 2022; and Phyllis Nordstrom, our Executive Vice President and Chief Administrative Officer, filed a late filing to report a recognition equity award on June 15, 2022 and a late filing to report a promotional grant on December 2, 2022.

22	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

PROPOSAL 2: Approval, on an Advisory Basis, of the Compensation Paid to Our Named Executive Officers in 2022

We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as described in this Proxy Statement, including the section entitled “Compensation Discussion and Analysis” and the accompanying compensation tables and the related narrative discussion. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEO’s compensation.

As described in detail under the heading “Compensation Discussion and Analysis,” we design our executive compensation program and pay executive compensation in order to, among other things, attract, motivate, and retain the key executives who drive our success and industry leadership. Compensation that reflects performance and alignment of that compensation with the interests of long-term stockholders are key principles that underlie our compensation program design. Please read the “Executive Compensation Matters” section of this Proxy Statement, including the “Compensation Discussion and Analysis” section, for additional details about our executive compensation program, including information about the 2022 compensation of our NEOs.

The say-on-pay vote is advisory, and, therefore, not binding on the Company, the Compensation Committee, or our Board. However, the Compensation Committee and our Board value the views of our stockholders and will carefully review and consider the voting results for this proposal when evaluating our executive compensation program and making future executive compensation decisions.

Our stockholders last approved an annual say-on-pay frequency at our 2017 Annual Meeting and, as a result, our Board has adopted a policy of holding an annual say-on-pay vote. We are asking our stockholders to vote on the frequency of future advisory votes on executive compensation at the Annual Meeting. See Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation on page 51. Subject to our stockholders’ vote concerning Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation, we expect the next say-on-pay vote will be held at our 2024 Annual Meeting.

The Board of Directors unanimously recommends you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

2023 PROXY STATEMENT	23

EXECUTIVE COMPENSATION MATTERS

EMPLOYEE COMPENSATION MATTERS

We view compensation as one part of our employees’ total rewards they receive in exchange for committing their time and talent to the Company. We design our compensation programs to be competitive and equitable to support employees in sharing in the success of 3D Systems and tailor our compensation programs to attract and retain top talent to drive success in our current business priorities and emerging strategies. Additionally, we recognize that employees thrive when they have the resources to meet their needs and the time and support to succeed in their professional and personal lives. In support of this, we offer a wide variety of market competitive benefits to employees around the world.

We have established a consistent and unified market-based job architecture that serves as the framework for all employee compensation decisions Company-wide. All employees receive base compensation, either as hourly or annual amounts, and have the opportunity to participate in a short-term incentive plan, either as part of the annual bonus program based on Company performance or a sales incentive plan based on sales related goals. Some employees also have the opportunity to participate in the Company’s various long-term equity incentive plans.

Except with respect to his own compensation, our CEO oversees our employee compensation programs and makes recommendations to the Compensation Committee with respect to the compensation of each of his direct reports and other Section 16 officers.

As discussed under “Corporate Governance at 3D Systems–Risk Oversight–Risk Assessment of Compensation Policies and Practices,” we believe that our compensation practices do not create inappropriate or unintended risks and that any risks that do exist are not reasonably likely to result in a material adverse effect on us. We endeavor to manage any of these risks that may arise through our system of internal financial and operational controls and the Board- and management-oversight processes.

24	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides detailed information and analysis regarding the compensation of our named executive officers (“NEOs”) as reported in the Summary Compensation Table and other tables located in this “Executive Compensation” section of the Proxy Statement.

OUR NAMED EXECUTIVE OFFICERS FOR 2022

Name	Title
Dr. Jeffrey A. Graves	President, Chief Executive Officer and Director
Michael Turner	Executive Vice President and Chief Financial Officer
Menno Ellis	Executive Vice President, Healthcare Solutions
Andrew M. Johnson	Executive Vice President, Chief Corporate Development Officer, Chief Legal Officer and Secretary
Reji Puthenveetil	Executive Vice President, Industrial Solutions
Jagtar Narula	Former Executive Vice President and Chief Financial Officer
Wayne Pensky	Former Interim Chief Financial Officer

Mr. Narula resigned from 3D Systems on May 20, 2022. As the former Chief Financial Officer, his inclusion in this Compensation Discussion and Analysis is required by SEC rules. Mr. Narula’s departure was voluntary. In connection with his departure, Mr. Narula forfeited his participation in the fiscal 2022 Annual Bonus Program and all outstanding unvested equity awards, including restricted stock and performance share units (“PSUs”).

Mr. Pensky was appointed interim Chief Financial Officer, effective May 21, 2022. Pursuant to the terms of an Executive Service Agreement, he was paid $40,000 per calendar month (prorated for any partial month worked) and an immediately vested restricted stock award with a value of $100,000 upon the termination of the agreement in August 2022.

Mr. Turner was appointed our new Executive Vice President and Chief Financial Officer on August 29, 2022. In connection with his hire, Mr. Turner received a cash sign-on bonus of $225,000 that is subject to clawback if he is terminated for cause within the first 24 months of his employment with the Company and an equity sign-on award of time-based restricted stock award with a value of $1,500,000 that vests in three equal annual installments on the first, second and third anniversaries of August 29, 2022, the date of grant, subject to his continued employment.

BUSINESS PROFILE

Our corporate purpose is to deliver leading additive manufacturing solutions for Industrial and Healthcare applications. Over the course of the last two years, we executed an aggressive four-phased plan to reorganize, restructure, divest non-core assets, and invest for accelerated growth. This plan was completed in the third quarter of 2021 including reorganizing into 2 business units, Healthcare Solutions and Industrial Solutions, restructuring to gain efficiencies, and divesting non-core assets. Our two key verticals span a range of industries. Healthcare Solutions includes dental, medical devices, personalized health services, and regenerative medicine. Industrial Solutions includes aerospace, defense, transportation, and general manufacturing.

After completion of our transformation activities, we prioritized our focus on driving innovation, performance, and reliability and empowering our customers to create products and models never before possible. We provide full-service solutions, powered by the experience of our application engineers who collaborate with customers to transform how they deliver their products and services.

2023 PROXY STATEMENT	25

EXECUTIVE COMPENSATION MATTERS

COMPENSATION CONSIDERATIONS

Compensation Philosophy

Our compensation philosophy is centered on pay for performance to drive long-term value for our stockholders. We believe that deep industry experience and technical knowledge is critical to our ability to innovate and provide full-service solutions to our customers and that the expertise of our executives and employees are critical factors to the Company’s success. The competition for talent in our industry is highly competitive, and we maintain focus on attracting, rewarding, and retaining executive talent. Our executive compensation program and practices reflect the Board’s commitment to strong corporate governance and the recognition of achievements that create sustainable Company value.

We pursue this philosophy by designing our executive compensation program incorporating the following principles:

•

Alignment with long-term stockholders’ interests. We believe our executives’ interests are more directly aligned with our stockholders’ interests when compensation programs emphasize an appropriate balance of short- and long-term financial performance, are impacted by our stock price performance and require meaningful ownership of our stock.

•

Market competitive at target performance levels. We believe an executive’s total compensation should be competitive at the target performance level in order to attract qualified executives, motivate performance and retain, develop and reward executives with the abilities and skills needed to foster long-term value creation.

•

Achievement of financial goals and strategic objectives. We believe an effective way to create value over the long-term is to make a significant portion of an executive’s overall compensation dependent on the achievement of our short- and long-term financial goals and strategic objectives and on the value of our stock.

•

Reward superior performance. We believe that although an executive’s total compensation should be tied to achievement of financial goals and strategic objectives and should be competitive at the target performance level, performance that exceeds target should be appropriately rewarded. We also believe there should be downside risk of below-target payouts if our financial performance is below target and if we do not achieve our financial goals and strategic objectives.

•

Incorporate evolving marketplace risks and trends. We believe that as our industry evolves and our opportunities for competitive business advantages change over time, we must likewise evolve in order to continue to create value. Our compensation programs must be tailored to our strategic priorities (which may require changing the performance measures in our incentive plans) and our current outlook (which may impact how we calibrate incentive plan payouts to various levels of performance).

The key elements of our compensation programs for our NEOs include:

Compensation Component	Purpose
Base Salary Representing the only fixed element of total compensation	• Provide a competitive fixed rate of pay relative to similar positions in the market • Enable the Company to attract and retain critical executive talent

Short-Term Incentives Tied to the achievement of annual Company financial goals	• Focus NEOs on achieving progressively more challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation

Long-Term Incentives	• Align the interests of NEOs with those of stockholders and support the Company’s executive retention strategy
Comprised of a selection of equity instruments and vesting criteria tailored to promote long-term alignment of pay with stockholder interests

26	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Key Compensation Actions in 2022

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our NEOs. Mr. Pensky’s compensation was pursuant to the terms of an Executive Service Agreement. For 2022, the Compensation Committee took the following actions with respect to the compensation of our other NEOs:

•	Reviewed the base salaries for our NEOs as part of our standard annual review cycle, maintaining flat salaries for all NEOs except Messrs. Johnson and Narula.

•

Reviewed the 2022 Annual Bonus Program percentage of base salary targets for our NEOs, maintaining the target percentages from 2021 for all NEOs (100% of base salary for Dr. Graves and 60% of base salary for each of our other NEOs).

•	Approved Annual Bonus Program metrics for 2022, weighting funding of the bonus program pool 50% towards revenue achievement and 50% towards adjusted EBITDA achievement.

•	Based on the Company’s 2022 performance against established revenue and adjusted EBITDA metrics, awarded no bonus payout to any NEO under the 2022 Annual Bonus Program.

•

Approved Long-Term Incentive (“LTI”) compensation, consisting of a combination of restricted stock awards (50% weighting) and performance share unit awards (50% weighting) to provide strong links to long-term stockholder value creation and promote alignment with investors.

Compensation Consultant and Compensation Peer Group

For 2022, the Compensation Committee directly engaged Meridian Compensation Partners, LLC (“Meridian”) and considered its guidance in the establishment of the 2022 executive compensation program. Meridian provided no services to the Company other than to the Compensation Committee.

Based on its consideration of the various factors set forth in the rules promulgated by the SEC and the NYSE, the Compensation Committee has determined that the work performed by Meridian did not raised any conflict of interest concerns.

In November 2021, Meridian assisted the Compensation Committee in developing a peer group to serve as a market reference for establishing and evaluating the 2022 compensation programs for our NEOs. Our 2022 peer group was composed of 17 publicly traded, industry-specific companies. Companies selected are generally one-half to two times our revenue and one-third to three times our market capitalization, with some exceptions to foster year-over-year continuity or to include companies that are clear product and service competitors or likely to compete with us for executive talent. These companies were selected after the consideration of the following criteria:

•	quantitative criteria, including revenue size and growth, margins, market capitalization, headcount and R&D spend;

•	qualitative criteria, including service and product offerings and end markets served; and

•	likely competitors for executive talent.

The 2022 peer group included:

ADTRAN, Inc.	FARO Technologies, Inc.	Proto Labs, Inc.

Altair Engineering	LivaNova PLC	Rogers Corporation

Avid Technology	Mercury Systems, Inc.	Stratasys Ltd.

CONMED Corporation	Natus Medical Incorporated	Tandem Diabetes Care

Extreme Networks, Inc.	Novanta Inc.	Veeco Instruments Inc.

ESCO Technologies		Viavi Solutions, Inc.

Relative to our 2021 peer group, three companies (Harmonic Inc., iRobot Corporation, and Varex Imaging Corporation) were removed to develop our 2022 peer group roster, in part to improve our alignment with the peer

2023 PROXY STATEMENT	27

EXECUTIVE COMPENSATION MATTERS

group medians for size and valuation statistics. The new additions to the peer group roster for 2022, Altair Engineering, ESCO Technologies, LivaNova PLC, Rogers Corporation, and Tandem Diabetes Care, provide a slightly more robust sample size and increase the representation of companies developing solutions for the healthcare market. At the time of selection, our twelve month trailing revenues approximated the 55th percentile relative to the 2022 peer group, while our twelve month average market capitalization approximated the 50th percentile.

The Compensation Committee uses peer group data as a reference point (if available for a comparable position) and/or other compensation market data, including surveys such as the Radford Global Compensation Database. Relative to compensation market data, the Compensation Committee targets each element of executive compensation generally near the 50th percentile. Variation in competitive positioning by executive will occur based on various factors including experience, the scope and complexity of the executive’s position relative to what is typical in the market, tenure, and other contributions.

Say-on-Pay

We provide stockholders with an advisory vote (“say-on-pay”) on the compensation of our NEOs. We currently hold this say-on-pay vote on an annual basis. At the 2022 Annual Meeting, 98.2% of the votes cast on the say-on-pay proposal approved the 2021 compensation of our NEOs on an advisory basis. The Compensation Committee considered the stockholders’ strong support of our say-on-pay vote at the 2022 Annual Meeting when designing our executive compensation program for 2023. The Compensation Committee will consider the results of future advisory votes on executive compensation as our compensation philosophy continues to evolve and compensation decisions are made each year.

DETERMINING EXECUTIVE COMPENSATION

The Compensation Committee is responsible for setting the compensation of all executive officers, including the NEOs. It is also responsible for setting the compensation of each other officer of the Company subject to Section 16 of the Exchange Act (“executive officers”) and each direct report of the CEO. For additional information about the responsibilities of the Compensation Committee, see “Corporate Governance at 3D Systems—Committees of the Board—Compensation Committee”.

The Compensation Committee reviews the CEO’s recommendation for each of the other NEO’s compensation during the first quarter of each year. The purpose of this annual review is:

•	to determine the amount of any annual incentive compensation to be awarded to each NEO for the preceding calendar year;

•	to determine any adjustments to be made to the annual salary of each NEO for the current year; and

•	to approve our incentive compensation program for the current year and establish target incentive compensation amounts for the current calendar year for each of the NEOs.

As part of this review, our CEO gives the Compensation Committee a recommendation for incentive compensation payouts for the prior year, salary adjustments for the current year, and target incentive compensation amounts for the current year for each of the other NEOs. These recommendations are developed using our market-based job architecture for all employees to ensure appropriate levels of pay at each employee classification across the Company. Our CEO uses the market-based job architecture and evaluation of each individual NEO’s contribution to strategic objectives to guide his compensation recommendations to the Compensation Committee. The Compensation Committee reviews those recommendations and modifies them to the extent it considers appropriate. As part of this process, the Compensation Committee approves the payout amount of any annual incentive compensation to be awarded to each individual with respect to the preceding calendar year, approves the amount of any adjustments to be made to the annual salary of each such individual for the current year, approves the terms of our incentive compensation program for the current calendar year, and establishes target incentive bonus and equity awards for the current year for each of our NEOs and each of the other individuals whose compensation it oversees. The Compensation Committee may also approve adjustments to compensation for specific individuals at other times during any year when there are significant changes in the responsibilities of such individuals or under other circumstances that the Compensation Committee considers appropriate.

28	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Our CEO’s compensation is determined under similar principles but follows a different process. This process is designed to comply with applicable law and listing requirements. After discussing his self-evaluation with him and receiving the views of other independent directors, the Compensation Committee evaluates his performance and reviews that evaluation with him. Based on that evaluation and review, in conjunction with consideration of the Company’s performance (including stockholder returns) and competitive market data specific to our peer group as compiled by Meridian, the Compensation Committee determines his compensation and personal annual incentive objectives for the coming calendar year. Our CEO is excused from meetings of the Compensation Committee and the independent members of the Board during voting or deliberations regarding his compensation.

While Meridian advised the Compensation Committee on the form and amount of compensation, the Compensation Committee (or the Board in the case of the CEO) made all decisions regarding the compensation of our NEOs.

ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation program is designed to focus executive behavior on achievement of both our short- and long-term objectives and strategy to encourage the creation of sustainable, long-term value. We provide a mix of compensation elements that support our goals of attracting and retaining top executive talent and incentivizing key performance objectives for both the short and long term. The elements of executive compensation are designed to drive behavior that supports sustained stockholder return and pay-for-performance outcomes over time. To that end, our executive compensation program consists of the following principal elements:

•	annual base salaries;

•	when earned, incentive awards under our Annual Bonus Program; and

•	long-term equity compensation under our 2015 Incentive Plan.

Initial base salary and target annual bonus award levels and initial equity awards for new executives are negotiated with the individual during the search process and include consideration of prior compensation history, outstanding incentive awards that the new executive must abandon in order to join the Company, and benchmarking information and recommendations provided by the independent compensation consultant. Annual bonus compensation levels are standardized by title to promote internal parity.

In reviewing annual base salaries, target annual bonus awards, and annual long-term equity compensation targets, the Compensation Committee reviews each executive’s compensation history with the Company (including prior equity awards or grants), benchmarking information and recommendations provided by the independent compensation consultant, and internal parity. The Compensation Committee is guided by its own judgment and those sources of information (including, when deemed appropriate, compensation surveys) that the Compensation Committee considers relevant and the recommendations of its independent compensation consultant.

The Compensation Committee believes that the prudent use of judgement in determining compensation will generally be in our best interests and those of our stockholders. Accordingly, the Compensation Committee does not rely exclusively upon fixed formulas and, from time to time in exercising its judgement, the Compensation Committee may approve changes in compensation that it considers to be appropriate to award performance or otherwise to provide incentives toward achieving our objectives.

The Compensation Committee seeks to strike a balance that it considers to be appropriate in its discretion between fixed elements of compensation, such as base salaries, and variable performance-based elements represented by annual bonus awards and long-term equity compensation. As a general matter, the Compensation Committee believes that our NEOs should have at least one-third of their annual cash compensation opportunity at risk under variable performance-based elements of our incentive compensation program, including, in particular, our Annual Bonus Program.

2023 PROXY STATEMENT	29

EXECUTIVE COMPENSATION MATTERS

The charts below illustrate the relative weighting of our NEO compensation components at target in 2022. Dr. Graves’ compensation is displayed for “Components of CEO Compensation” and the average of our other NEOs (excluding Messrs. Pensky and Turner, whose compensation packages did not include all compensation elements for 2022) is displayed for “Components of Other NEO Compensation.”

•	Target Annual Bonus represents target opportunities for each NEO under the 2022 Annual Bonus Program. See “2022 Annual Bonus Program” below for further details.

•

Target Performance-Based Equity (50% of each NEO’s Long-Term Incentive Award) represents target value of PSUs as approved by the Compensation Committee, which may be earned based on TSR performance over a 3-year performance period.

•	Restricted Stock (50% of each NEO’s Long-Term Incentive Award) represents value of time-based restricted stock, which vests ratably over 3 years.

•	A one-time recognition bonus of $100,000 to Mr. Johnson for efforts on M&A activities in June 2022 is excluded.

Base Salaries

Annual base salaries are intended to provide a base level of compensation to executives, including our NEOs, for serving as senior leaders of the Company and are aligned with the level of experience, capabilities, and scope of responsibilities of the executive. We pay annual salaries to provide executives a base level of compensation for services rendered during the year. Base salaries are also designed to help achieve our objectives of attracting and retaining executive talent. Adjustments to base salaries are based on the Company’s market-based job architecture, which takes into consideration the responsibilities of the executives, the Compensation Committee’s evaluation of the market demand for executives with similar capability and experience, and each individual NEO’s progress towards assigned strategic imperatives and concrete personal objectives.

2022 Salaries

The following table shows the 2022 annual base salary amounts for each NEO.

Name	2021 Year-End Base Salary ($)	2022 Year-End Base Salary(1) ($)	Aggregate % Increase
Jeffrey A. Graves	849,800	850,000	0.0
Jagtar Narula(1)	412,000	453,000	10.0
Michael Turner	n/a	450,000	N/A
Menno Ellis	412,000	412,000	0.0
Andrew M. Johnson	385,300	400,000	3.8
Reji Puthenveetil	412,000	412,000	0.0

(1)	Mr. Narula resigned from the Company effective May 20, 2022.

30	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Mr. Pensky’s services were provided pursuant to an Executive Services Agreement under which he was compensated $40,000 a month as a contract employee.

The Compensation Committee maintained 2022 base salaries for all NEOs at the same levels in effect at the end of 2021, except for a 3.8% increase for Mr. Johnson (to $400,000) and a 10% increase for Mr. Narula (to $453,000), prior to his resignation in May 2022, in light of individual performance and to more closely align with market compensation.

Annual Bonus Program

Our Annual Bonus Program is designed to motivate our executives, including our NEOs, to achieve defined financial performance targets that can be measured and evaluated on an annual basis.

This program is adopted annually and designed with our strategic objectives in mind. The Annual Bonus Program is designed so that the pool available for payout thereunder is based 100% on the achievement of pre-determined corporate financial objectives established during the Company’s annual financial planning process. Under the Annual Bonus Program, if the pre-determined corporate financial objectives are achieved and the pool is funded, the allocation of the pool among participants is based on each participant’s level within the Company’s job architecture. Annual bonus awards are not guaranteed and are not awarded unless the pre-determined corporate financial objectives are achieved at pre-defined levels. Even if the pre-determined corporate financial objectives are achieved, our Compensation Committee retains discretion to reduce the funding of the Company-wide Annual Bonus Program pool or any individual participant’s award. This pay-for-performance plan aligns executive performance with the Company’s annual financial performance.

As an overriding condition, a failure to perform in accordance with our Code of Conduct or Code of Ethics may serve as a basis for a participant in this program not to receive a bonus payout. We consider this aspect of our Annual Bonus Program to be consistent with sound principles of corporate governance.

As part of its goal-setting process, the Compensation Committee establishes current-year target incentive awards for each NEO with the following principles in mind:

•

Targets are used to determine the amount of any annual bonus that our NEOs can expect to receive if we achieve our financial objectives for the year in question. In setting these target bonus awards, the Compensation Committee considers each NEO’s level of responsibility and the recommendations of our CEO.

•

Target bonus awards are set at levels that are designed to link a substantial portion of each NEO’s total annual compensation opportunity to attaining the corporate objectives. Although generally higher, the Compensation Committee aims for at least one-third of each NEO’s annual cash compensation opportunity to be at risk. See “Grants of Plan-Based Awards in 2022” for a summary of target bonus awards for the NEOs applicable to 2022.

•	No minimum incentive awards are guaranteed to NEOs. The pool for the annual incentive plan is not funded unless the Company achieves certain pre-determined financial objectives.

•	Base target amounts represent the bonus awards that could be awarded assuming achievement of 100% of the pre-determined financial objectives.

•

Maximum amounts represent the maximum amount that may generally be awarded to each NEO under the program for the year in question. Our maximum annual incentive awards were equal to 150% of the target annual bonus awards for each of our NEOs during 2022.

Financial objectives are determined based upon our annual business plan for the year. This business plan is developed by management and approved by the Board of Directors. The Compensation Committee maintains the ability to adjust performance objectives for extraordinary items and other items as it deems appropriate based on pre-approved guidelines the Compensation Committee has set regarding the potential impact to performance objectives due to extraordinary transactions.

With respect to financial measures, 100% of each NEO’s bonus related to each financial measure would generally be deemed to have been earned if the target for that financial measure is fully achieved.

2023 PROXY STATEMENT	31

EXECUTIVE COMPENSATION MATTERS

2022 Annual Bonus Program

Consistent with the principles discussed above, in December 2021, the Compensation Committee approved an annual bonus program for 2022. The 2022 target bonus awards for each NEO were set at 60% of their 2022 base salaries, except for Dr. Graves, whose 2022 target incentive award was set at 100% of his 2022 base salary. The 2022 threshold and maximum annual bonus award for all NEOs were set at 50% and 150%, respectively, of the target annual bonus award.

The Compensation Committee approved the following performance objectives, selected to reflect the Company’s focus on top-line revenue growth and alignment with investor focus and strategic business plan priorities, for the funding of the 2022 Annual Bonus Program:

•	50% of the funding of the 2022 Annual Bonus Program pool was based on the achievement relative to our annual revenue budget; and

•	50% of the funding of the 2022 Annual Bonus Program pool was based on the achievement relative to our annual budgeted level of adjusted EBITDA.

Adjusted EBITDA is a non-GAAP measure defined as net income, plus income tax (provision)/ benefit, interest and other income/(expense), net, stock-based compensation expense, amortization of intangibles, depreciation expense and other non-recurring and/or non-cash items, including costs incurred in connection with acquisitions and divestitures, such as legal, consulting and advisory fees; restructuring charges, impairment charges, including goodwill, divestiture gains or losses, and severance charges pertaining to senior level employees; and certain compensation expense related to the 2021 Volumetric acquisition.

Each performance objective is independent of the other and could be earned irrespective of achievement of the other objective. The Compensation Committee set revenue and adjusted EBITDA goals for 2022 consistent with the Company’s consolidated budget approved by the Board, with revenue targeted at $619.4 million and adjusted EBITDA targeted at $42.5 million, noting that performance assessments should be adjusted for impact of any loss or gain to revenue or adjusted EBITDA due to divestitures (or any significant corporate actions taken in response to divestitures or acquisitions) in 2022. The Compensation Committee further determined that partial payout could be earned based upon 90% and 80% achievement of revenue and adjusted EBITDA targets, respectively, which would pay out at 50% of target, and that payout above target could be earned based upon 110% and 120% achievement of revenue and adjusted EBITDA targets, respectively, which would pay out at 150% of target.

The results of the Company’s 2022 financial performance were measured against these pre-established performance goals after the completion of the Company’s 2022 audit. For 2022, revenue was reported at $537.9 million and adjusted EBITDA was reported at $(6.0) million. These results failed to meet the threshold performance levels for both revenue and adjusted EBITDA; therefore, the Compensation Committee determined no payout should be made to any NEO under the 2022 Annual Bonus Program.

Long-Term Equity Compensation

Our long-term equity compensation program is designed to attract, retain and motivate our executives, including our NEOs, and to align their interests with those of our stockholders and the Company’s long-term strategic objectives. Our equity program is a key component in our strategy to hire and retain top talent in a highly competitive environment.

The Compensation Committee administers our 2015 Incentive Plan. Under that plan, the Compensation Committee is authorized to grant restricted stock awards, restricted stock units (“RSUs”), stock options, stock appreciation rights and other awards that are provided for under the 2015 Incentive Plan to our employees and the employees of our subsidiaries as the Compensation Committee determines to be eligible for awards. Awards granted to a participant are based upon a number of factors, including the recipient’s position, salary and performance, as well as our overall corporate performance.

The 2015 Incentive Plan is intended to provide an effective method of motivating performance from key employees, including our NEOs, and for creating an alignment of interests in participants with the interests of our stockholders. Awards are made under the 2015 Incentive Plan as long-term incentive compensation to NEOs and other key employees when the Compensation Committee believes such awards are appropriate. The Compensation Committee makes awards both to reward performance and to motivate the recipient’s long-term performance.

32	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Long-Term Incentive Compensation Program

The Compensation Committee divides long-term equity grants for executives equally between restricted stock awards with time-based vesting conditions and PSUs. Time based awards are used to drive retention of executive talent, while PSUs drive alignment of executive performance with long-term stockholder value. The PSUs typically are granted in the first quarter of the performance year upon completion of the budgeting process to support the selection of appropriate performance targets. Historically, PSU awards can only be earned by the NEOs upon our achievement of pre-determined levels of financial performance.

In determining 2022 LTI target award amounts, the Compensation Committee considered corporate performance, competitive market data for each individual, the level of the individual’s responsibility, prior compensation and retentive impact of that prior compensation and individual contributions to the Company.

The values below are the target long-term equity compensation amounts approved by the Compensation Committee for each of our NEOs, which are then converted into a number of shares of a combination of restricted stock and target PSUs using an approved formula based on stock price. For the accounting grant date fair value of such awards, see the “Summary Compensation Table” on page 39.

Name	2022 LTI Award at Target(1) ($)
Jeffrey A. Graves	3,800,000
Jagtar Narula	1,350,000
Menno Ellis	1,350,000
Andrew Johnson	900,000
Reji Puthenveetil	1,350,000

(1)	See “2022 Long-Term Incentive Awards” below for further details on these 2022 LTI awards.

Messrs. Pensky and Turner did not receive 2022 LTI awards under this program. As described above, Mr. Turner instead received an equity sign-on award of time-based restricted stock award with a value of $1,500,000 that vests in three equal annual installments on the first, second and third anniversaries the date of grant, subject to his continued employment. Mr. Narula forfeited his 2022 LTI awards upon his voluntary resignation in May 2022.

Long-Term Equity Features

Restricted stock awards and PSU awards issued pursuant to the 2015 Incentive Plan remain subject to forfeiture until the vesting of such shares pursuant to the terms of the applicable award.

Shares of restricted stock and PSUs issued pursuant to the 2015 Incentive Plan may not be sold, transferred, or encumbered by the employee before they vest or are earned, as applicable. The compensation associated with these awards is expensed over the vesting period. The shares covered by restricted stock awards are considered outstanding upon issuance following the acceptance of each award for the purpose of calculating diluted earnings per common share, and holders of shares issued pursuant to restricted stock awards are entitled to vote such shares and to receive any dividends declared in respect of our Common Stock upon vesting of the award shares. Shares covered by PSUs are not considered outstanding until vested except, in each case, for the purpose of calculating diluted earnings per common share. The holders of PSUs are not entitled to vote shares or receive any dividends declared with respect to the shares covered by such awards.

2022 Long-Term Incentive Awards

In February 2022, the Compensation Committee made LTI awards of restricted stock and PSUs under the 2015 Incentive Plan to executives, including the NEOs, to reflect the contributions that those individuals have made to our operations and financial condition, to provide motivation toward achieving our future strategic objectives and to further align the interests of those individuals with our stockholders. Restricted stock awards vest ratably over

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three years beginning on the first anniversary of the date of grant, subject to continued employment. The PSUs only vest if both performance and service-based criteria are met.

The Compensation Committee approved the use of relative total stockholder return (“TSR”) as the performance objective for the 2022 PSUs awarded to our NEOs. The continued transition from Company-specific financial objectives to a market-based measure reflects the desire to focus executives on the execution of the Company’s long-term strategic objective of increasing stockholder value. TSR will be assessed relative to the Total 3D Printing Index published by Solactive (Bloomberg Ticker: 3DPRNT Index) (“3DPRNT”). The Company’s TSR will be calculated by subtracting the beginning stock price of $17.25 (i.e., the average closing price of the Company’s Common Stock over the 60 consecutive trading days immediately prior to April 1, 2022) from the ending stock price (i.e., the average closing price of the Company’s Common Stock over the 60 consecutive trading days ending on March 31, 2025), adding any dividends paid during the period for the performance period from April 1, 2022 through March 31, 2025, and then dividing the result by the Company’s beginning stock price. Similarly, 3DPRNT’s TSR will be calculated by subtracting the 3DPRNT beginning stock price of $142.88 (i.e., the average closing price of 3DPRNT’s stock price over the 60 consecutive trading days immediately prior to April 1, 2022, as reported in U.S. dollars on Bloomberg) from the 3DPRNT ending stock price (i.e., the average closing price of 3DPRNT’s stock price over the 60 consecutive trading days ending on March 31, 2025, as reported in U.S. dollars on Bloomberg) for the performance period of April 1, 2022 to March 31, 2025, adding any dividends during the period, and then dividing the result by the 3DPRNT beginning stock price. The target PSUs will be adjusted for performance between 0% and 250% based on the comparison of the TSR of the Company relative to the TSR of 3DPRNT during the performance period as follows:

Achievement	Company TSR – 3DPRNT TSR =	Example: if Company TSR is 50%, 3DPRNT TSR Must be…	Performance Adjustment
Below Threshold	More than 25 Percentage Points below 0 OR Company TSR is Negative	More than 75%	0%
Threshold	25 Percentage Points Below 0	75%	50%
Target	0 Percentage Points	50%	100%
Midpoint of Target and Maximum	50 Percentage Points	0%	200%
Maximum	100 Percentage Points	-50%	250%

At the end of the performance period, if the performance-based criteria are met, all PSUs earned will convert into immediately vested stock.

In April 2025, the Compensation Committee will certify performance under the 2022 PSUs and determine, within a range of 0-250% of target, the number of shares earned.

Employment Agreements and Other Agreements with NEOs

The Company entered into employment agreements with each of our NEOs. Each of these agreements was determined based on negotiations with the applicable NEO and took into account his background and qualifications and the nature of his position. We believe that these compensation packages are appropriate in light of the intense competition for top executives in our industry and among similarly situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.

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EXECUTIVE COMPENSATION MATTERS

Our employment agreements with each of Dr. Graves and Messrs. Turner, Ellis, Johnson, and Puthenveetil provide for an initial two-year employment term that automatically extends for additional one-year periods unless terminated by the NEO or us upon at least 30 days’ prior written notice of intention not to renew. The agreements may also be terminated by us or the NEO for other reasons and, subject to the conditions set forth in the employment agreements, provide for certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 42 below.

Dr. Jeffrey A. Graves

Dr. Graves’ employment agreement provides for a minimum base annual salary of $825,000 and a target bonus opportunity equal to 100% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Dr. Graves to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Dr. Graves’ employment agreement he was granted the following initial equity awards:

•	a restricted stock award for shares of Common Stock with a value of $2,000,000 that vested 20%, 40%, and 40% on December 31, 2020, December 31, 2021, and December 31, 2022, respectively, and

•

a long-term equity grant with a value of $2,500,00 equally divided between a time-based restricted stock award that vested in three equal annual installments on each of the first, second, and third anniversaries of May 26, 2020, the date of grant, and a PSU award, which may be earned during the three-year period ending on May 26, 2023 based on the achievement at threshold (25%), target (50%), and maximum (75%) TSR, which would earn 50%, 100%, and 150% of the PSUs, respectively, subject to his continued employment.

Dr. Graves’ employment agreement automatically extended for an additional one-year period in May 2022.

Michael Turner

Mr. Turner’s employment agreement provides for a minimum base annual salary of $450,000 (pro-rated for 2022) and a target bonus opportunity of not less than 60% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Turner to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Mr. Turner’s employment agreement he was granted the following initial awards:

•	a signing bonus of $225,000, provided that he is not terminated for cause within the first 24 months of his employment with the Company, and

•

a time-based restricted stock award for shares of Common Stock with a value of $1,500,000 that vests in three equal annual installments on each of the first, second and third anniversaries of August 29, 2022, the date of grant, subject to his continued employment.

Menno Ellis

Mr. Ellis’ employment agreement provides for a minimum base annual salary of $330,000. Mr. Ellis is also entitled to receive cash performance bonuses, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Ellis to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. His agreement also provides that his primary work location will be his home office in Dallas, Texas.

Mr. Ellis’ employment agreement automatically extended for an additional one-year period in November 2022.

Andrew M. Johnson

Mr. Johnson’s employment agreement provides for a minimum base annual salary of $333,000. Mr. Johnson is also entitled to receive cash performance bonuses, with the exact amount of any such bonus to be based upon the

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EXECUTIVE COMPENSATION MATTERS

achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Johnson to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs.

Mr. Johnson’s employment agreement automatically extended for an additional one-year period in June 2022.

Reji Puthenveetil

Mr. Puthenveetil’s employment agreement provides for a minimum base annual salary of $400,000 and a target bonus opportunity of not less than 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitles Mr. Puthenveetil to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Mr. Puthenveetil’s employment agreement he was granted the following initial equity awards:

•

a long-term equity grant with a value of $1,000,00 equally divided between a time-based restricted stock award, that vests in three equal annual installments on each of the first, second and third anniversaries of October 1, 2020, and a PSU award, which may be earned during the three- year period ending on October 1, 2023 based on the achievement at threshold (25%), target (50%), and maximum (75%) TSR, which would earn 50%, 100%, and 150% of the PSUs, respectively, and

•

a 2021 long-term equity award for shares of Common Stock with a value equal to $1,000,000, equally divided between time-based restricted stock and PSUs, issued pursuant to the service and performance criteria set by the Compensation Committee as part of its 2021 executive compensation program.

Vesting of the equity awards described above will continue on the original schedule if Mr. Puthenveetil is terminated without cause or he terminates his employment as a result of constructive discharge (as defined in his agreement) on a date prior to March 31, 2024.

Mr. Puthenveetil’s employment agreement automatically extended for an additional one-year period in October 2022.

Jagtar Narula

Mr. Narula’s employment agreement provided for a minimum base annual salary of $400,000 and a target bonus opportunity of not less than 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of performance goals to be determined by the Compensation Committee. The employment agreement entitled Mr. Narula to participate in all other benefits generally available to our other executive employees, including participation in the Company’s health benefit plans and equity award programs. Pursuant to Mr. Narula’s employment agreement he was granted the following equity award:

•

an initial time-based restricted stock award for shares of Common Stock with a value of $1,800,000 that scheduled to vest in two equal annual installments on each of the first and second anniversaries of September 14, 2020, the date of grant, subject to his continued employment.

Mr. Narula’s employment agreement terminated upon his departure from the Company in May 2022.

Change of Control Severance Policy

On February 22, 2018, the Compensation Committee adopted the Company’s Change of Control Severance Policy (the “COC Severance Policy”). The COC Severance Policy is intended to provide eligible officers with reasonable financial security in their employment and position with the Company without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change of control. The COC Severance Policy applies to our CEO and all Executive Vice Presidents and Senior Vice Presidents, which includes all of our NEOs. For a more detailed discussion of the benefits payable to our NEOs under the COC Severance Policy, see “Potential Benefits upon Termination or Change of Control” beginning on page 42 below.

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EXECUTIVE COMPENSATION MATTERS

OTHER COMPENSATION MATTERS

Benefits and Perquisites

We provide our employees, including the NEOs, with a benefit program that we believe is reasonable, competitive, and consistent with the objectives of our compensation program. As a matter of policy, the Compensation Committee does not award personal benefits or perquisites to our NEOs that are unrelated to our business and strives to mitigate the use of non-performance-based forms of compensation. However, under certain circumstances discussed below, the Compensation Committee has approved certain personal benefits or perquisites that are either provided to a NEO by contract or that it deemed to be in our interests to induce executives to commence or maintain employment with us. Those amounts are reported in the “Summary Compensation Table” on page 39.

Our executives, including the NEOs, are eligible to participate in employee benefit programs that we provide to our employees generally, which include a group insurance program providing group health, dental, vision, life and long-term disability insurance. Other benefits include a Section 401(k) plan, health savings accounts, flexible spending accounts for health and dependent care expenses, sick leave, holiday time, and vacation time.

Our NEOs are eligible for a comprehensive annual executive physical, a benefit that is capped at $5,000 annually. We also reimburse commuting expenses for Mr. Puthenveetil, including rent reimbursement for temporary housing in Rock Hill, South Carolina, mileage expenses and a tax gross-up for federal, state, and other income taxes resulting from imputed income relating to these commuting expenses.

We believe the cost of providing such perquisites in 2022 was reasonable and represents a relatively small percentage of each NEO’s overall compensation package.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our executive officers and certain other senior members of management are required to maintain a minimum equity stake in the Company. This policy reflects the Board’s belief that our most senior executives should maintain a significant personal financial stake in 3D Systems to promote long-term stockholder value. In addition, the policy helps align executive and stockholder interests, which reduces the incentive for excessive short-term risk taking. Each of our NEOs and certain other senior officers are required to acquire and maintain ownership of shares of our Common Stock equal to a specified multiple of his or her base salary, as shown in the table below. Each officer subject to a share ownership requirement must retain 50% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement.

Title	Minimum Stock Ownership Requirement
Chief Executive Officer	6x annual base salary
Chief Financial Officer	3x annual base salary
Other Executive Officers (EVPs)	2x annual base salary
Other Senior Officers (SVPs)	1x annual base salary

Shares owned for the purposes of determining compliance with our stock ownership policy are defined as shares of Common Stock held outright (by the executive or his/her spouse), restricted stock units, restricted stock awards, and shares or share equivalents held in a Company savings plan or deferred compensation plan. Stock options, stock appreciation rights, and PSUs are excluded from the definition of shares owned.

All directors and NEOs currently comply with their respective ownership requirements or are retaining 50% of all net shares (post-tax) that vest until achieving their minimum share ownership requirement.

POLICY ON HEDGING AND PLEDGING TRANSACTIONS

Our Policy Statement Governing Insider Trading (the “Insider Trading Policy”) prohibits any director, officer, employee, or consultant of the Company or any of its subsidiaries or affiliates from engaging in short-term or

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EXECUTIVE COMPENSATION MATTERS

speculative transactions in our securities. This policy includes within its coverage short sales, which for directors and executive officers of the Company are prohibited by Section 16 of the Exchange Act. It also prohibits transactions in publicly traded options, such as puts, calls, and other derivative securities, or purchase financial investments (including prepaid variable forward contracts, equity sweeps, collars, and exchange funds), or the engagement in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our Common Stock.

The Insider Trading Policy also prohibits any director or executive officer from holding Company securities in a margin account or pledging (or hypothecating) Company securities as collateral for a loan.

The Insider Trading Policy requires that our directors and executive officers pre-clear any transactions in our securities with our Chief Legal Officer or Assistant General Counsel.

CLAWBACKS OF INCENTIVE COMPENSATION

As part of our Corporate Governance Guidelines, the Board has adopted a policy on the clawback of incentive compensation. Under the terms of this policy, following a restatement of the Company’s financial results, the Board or an appropriate Board committee must conduct a reasonable investigation into whether the restatement was caused by any fraud, illegal act, or intentional misconduct by one or more of our executive officers. If the Board or an appropriate Board committee has determined that any fraud, illegal act, or intentional misconduct by one or more executive officers caused, directly or indirectly, the Company to restate its financial statements, subject to applicable law, the Board will take, exercising its business judgment, such action as it deems necessary to remedy the misconduct and prevent its recurrence. The Board, subject to applicable law, may require reimbursement of any bonus or cash or equity incentive compensation awarded to such officers and/or effect the cancellation of unvested restricted stock or outstanding stock option awards previously granted to such officers in the amount by which such compensation exceeded any lower payment that would have been made based on the restated financial results. The Company will report publicly any decision by the Board to recover any particular award of bonus or incentive compensation or cancel unvested restricted stock or outstanding stock option awards (and associated stock appreciation rights) pursuant to this policy.

In addition, each award granted under the 2015 Incentive Plan is subject to the condition that we may require that such award be returned and that any payment made with respect to such award must be repaid if such action is required under the terms of any recoupment or “clawback” policy of ours as in effect on the date that the payment was made or on the date the award was granted or exercised or vested or earned, as applicable.

In light of the SEC’s adoption of final clawback rules in October 2022, we are in the process of reviewing and updating our clawback policy in order to comply with final stock exchange listing standards, once effective.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section titled “Compensation Discussion and Analysis.” Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this Proxy Statement.

Compensation Committee:

Kevin S. Moore, Chair

Malissia Clinton

William E. Curran

Thomas Erickson

Jim D. Kever

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EXECUTIVE COMPENSATION MATTERS

Compensation Tables and Narratives

SUMMARY COMPENSATION TABLE

The following table presents information regarding the compensation of each of the NEOs for services rendered during 2022, 2021, and 2020.

Name and Principal Position(1)	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(5) ($)	Total ($)
Jeffrey Graves President and Chief Executive Officer	2022	849,800	—	4,765,861	—	71,501	5,687,163
	2021	837,400	—	6,378,697	1,274,697	83,434	8,574,228
	2020	488,654	—	5,332,933	—	95,773	5,917,360
Michael Turner Executive Vice President and Chief Financial Officer	2022	147,115	$225,000	1,322,155	—	—	1,694,270
Menno Ellis Executive Vice President - Healthcare Solutions	2022	412,000	—	1,693,130	—	3,191	2,108,321
	2021	406,000	—	2,319,545	370,792	8,400	3,104,737
	2020	376,562	—	742,144	98,000	8,400	1,225,105
Andrew Johnson Executive Vice President, Chief Corporate Development Officer and Chief Legal Counsel	2022	496,042	$100,000	1,128,725	—	8,400	1,733,167
	2021	379,650	—	2,251,252	346,761	8,400	2,986,063
	2020	360,446	—	733,307	91,630	8,400	1,193,783
Reji Puthenveetil Executive Vice President - Healthcare Solutions	2022	412,810	—	1,693,130	—	59,643	2,165,582
	2021	406,000	—	2,319,545	370,792	38,687	3,135,024
	2020	167,308	—	1,148,862	—	16,428	1,332,598
Jagtar Narula Former Executive Vice President and Chief Financial Officer	2022	171,904	—	1,693,130	—	5,157	1,870,191
	2021	406,000	—	2,319,545	370,792	5,594	3,101,931
	2020	115,385	—	1,859,532	—	—	1,974,917
Wayne Pensky Former Interim Chief Financial Officer	2022	157,344	—	89,640	—	—	246,984
	2021
	2020	120,749	—	89,646	—	—	210,395

(1)	This column includes the name and principal position of each NEO during the fiscal year ended December 31, 2022.

(2)	The amounts in the salary column represent the salary paid to each NEO with respect to each year during which he was a NEO.

(3)

The amount reported in this column for Mr. Turner in 2022 represents a sign-on bonus awarded to him upon his appointment as Executive Vice President and Chief Financial Officer, effective August 29, 2022. The amount reported in this column for Mr. Johnson in 2022 represents a promotion bonus awarded to him upon his appointment as Chief Corporate Development Officer in June 2022.

(4)

The amounts reported in this column for 2022 represent the aggregate grant date fair value computed in accordance with ASC Topic 718 of restricted stock awards and performance share unit awards. The value of restricted stock awards is determined by multiplying the number of shares awarded by the closing price of our Common Stock on the date of grant. The value of the performance share unit awards, which have a market-based performance metric and three-year performance period, was determined using a Monte Carlo simulation technique under the option pricing method. For these PSUs, achievement of the highest level of performance conditions would result in the NEOs receiving 250% of the target amounts These amounts are as follows: Dr. Graves, $7,905,586; Mr. Ellis, $2,808,556; Mr. Johnson, $1,872,323; Mr. Puthenveetil, $2,808,556; and Mr. Narula, $2,808,556. See “2022 Long-Term Incentive Awards” above. Assumptions used in the calculation of these amounts are included in “Note 18 – Stock-Based Compensation” to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(5)

The amounts represent matching contributions made by the Company in accordance with the terms of the Company’s 401(k) Plan for all NEOs. Additional amounts included in the “All other Compensation” column for 2022 include: (a) for Mr. Graves, payment of $35,426 in relocation benefits and $27,675 as a tax gross-up on these benefits, and (b) for Mr. Puthenveetil, $16,300 in rent reimbursement for temporary housing in Rock Hill, SC, $5,060 in commuting expense reimburements, and $12,723 as a tax gross-up on these amounts.

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EXECUTIVE COMPENSATION MATTERS

GRANTS OF PLAN-BASED AWARDS IN 2022

The following table sets forth information with respect to plan-based awards granted in 2022. The threshold, target, and maximum amounts represent the incentive awards for the 2022 Annual Bonus Program and the PSUs that could be awarded assuming achievement of the pre-determined performance metric over the three-year performance period (such achievement to be certified by the Compensation Committee subsequent to the completion of the performance period). No annual bonus award payouts were earned by the NEOs with respect to 2022 Annual Bonus Program.

		Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Units(2) (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
			Threshold ($)	Base Target ($)	Maximum ($)	Threshold (#)	Base Target (#)	Maximum (#)
Jeffrey Graves	2022 Bonus Program	2/11/2022	425,000	850,000	1,275,000
	2022 LTI RSAs	3/15/2022							114,873	$1,603,627
	2022 LTI Performance Shares	4/1/2022				55,072	110,144	275,360		$3,162,234
Michael Turner	2022 Bonus Program(4)	8/29/2022	135,000	270,000	405,000
	2022 New Hire Equity Award	8/29/2022							128,865	$1,322,155
Menno Ellis	2022 Bonus Program	2/11/2022	123,600	247,200	370,800
	2022 LTI RSAs	3/15/2022							40,810	$569,708
	2022 LTI Performance Shares	4/1/2022				19,565	39,130	97,825		$1,123,422
Andrew Johnson	2022 Bonus Program	2/11/2022	120,000	240,000	360,000
	2022 LTI RSAs	3/15/2022							27,206	$379,796
	2022 LTI Performance Shares	4/1/2022				13,043	26,086	65,215		$748,929
Reji Puthenveetil	2022 Bonus Program	2/11/2022	123,600	247,200	370,800
	2022 LTI RSAs	3/15/2022							40,810	$569,708
	2022 LTI Performance Shares	4/1/2022				19,565	39,130	97,825		$1,123,422
Jagtar Narula	2022 Bonus Program	2/11/2022	135,900	271,800	407,700
	2022 LTI RSAs	3/15/2022							40,810	$569,708
	2022 LTI Performance Shares	4/1/2022				19,565	39,130	97,825		$1,123,422
Wayne Pensky	2022 Equity Award	8/31/2022							8,849	$89,640

(1)	The amounts in these columns represent performance share units that vest in full on or about April 1, 2025 based on achievement of TSR over a 3-year performance period.

(2)

Awards in this column vest in three equal annual installments on the first, second and third anniversaries of the grant date, subject to continued employment, except for the grant to Mr. Pensky that vested in full immediately upon grant.

(3)

The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 18 – Stock-Based Compensation to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)	The amounts payable under the 2022 Annual Bonus Plan for Mr. Turner were subject to proration based on the number of days of the year that he was an employee of the Company.

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EXECUTIVE COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT YEAR-END 2022

The following table presents information with respect to equity awards made to each of NEOs that were outstanding on December 31, 2022.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Jeffrey Graves	5/26/2020	—	—	—	—	56,688	(3)	419,491	—		—
	5/26/2020	—	—	—	—	—		—	170,068	(7)	1,258,503
	1/12/2021	—	—	—	—	70,498	(4)	521,685	—		—
	1/12/2021	—	—	—	—	—		—	105,748	(7)	782,535
	3/15/2022	—	—	—	—	114,873	(5)	850,060	—		—
	4/1/2022	—	—	—	—	—		—	110,144	(7)	815,066
Michael Turner	8/29/2022	—	—	—	—	128,865	(5)	953,601	—		—
Menno Ellis	12/1/2016	—	100,000	13.28	12/1/2026	—		—	—		—
	12/1/2016	—	—	—	—	—		—	20,000	(8)	148,000
	2/18/2020	—	—	—	—	9,166	(6)	67,828	—		—
	7/17/2020	—	—	—	—	3,644	(6)	26,966	—		—
	1/12/2021	—	—	—	—	25,636	(4)	189,706	—		—
	1/12/2021	—	—	—	—	—		—	38,454	(7)	284,560
	3/15/2022	—	—	—	—	40,810	(5)	301,994	—		—
	4/1/2022	—	—	—	—	—		—	39,130	(7)	289,562
Andrew Johnson	7/26/2016	—	160,000	13.25	7/26/2026	—		—	—		—
	7/26/2016	—	—	—	—	—		—	40,000	(8)	296,000
	2/18/2020	—	—	—	—	10,075	(6)	74,555	—		—
	1/12/2021	—	—	—	—	21,790	(4)	161,246	—		—
	1/12/2021	—	—	—	—	—		—	32,686	(7)	241,876
	3/15/2022	—	—	—	—	27,206	(5)	201,324	—		—
	4/1/2022	—	—	—	—	—		—	26,086	(7)	193,036
Reji Puthenveetil	10/5/2020	—	—	—	—	30,904	(6)	228,690	—		—
	10/5/2020	—	—	—	—	—		—	92,712	(7)	686,069
	1/12/2021	—	—	—	—	25,636	(4)	189,706	—		—
	1/12/2021	—	—	—	—	—		—	38,454	(7)	284,560
	3/15/2022	—	—	—	—	40,810	(5)	301,994	—		—
	4/1/2022	—	—	—	—	—		—	39,130	(7)	289,562

(1)	Option awards in this column vest upon the satisfaction of certain share price performance conditions.

(2)	Value calculated based on the $7.40 closing price of our stock on December 30, 2022.

(3)	The outstanding balance of this award vests in full on May 26, 2023, subject to continued employment.

(4)	The outstanding balance of this award vests in equal installments on the second and third anniversaries of the grant date, subject to continued employment.

(5)	Award vests in equal installments over a three-year period on the first, second and third anniversaries of the grant date, subject to continued employment.

(6)	The outstanding balance of this award vests on the third anniversary of the grant date, subject to continued employment.

2023 PROXY STATEMENT	41

EXECUTIVE COMPENSATION MATTERS

(7)	Amount represents the number of performance-based restricted stock unit awards based on achievement of target performance and continued service over a 3-year performance period.

(8)	Restricted stock awards that vest upon continued service and the satisfaction of certain share price and financial performance conditions.

OPTION EXERCISES AND STOCK VESTED IN 2022

No options were exercised by our NEOs in 2022. Shares of restricted Common Stock and RSUs held by the NEOs vested as follows during 2022:

	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Jeffrey Graves	281,409	3,399,923
Michael Turner	—	—
Menno Ellis	59,337	1,007,223
Andrew Johnson	66,396	1,199,485
Reji Puthenveetil	36,271	629,459
Jagtar Narula	36,271	629,459
Wayne Pensky	8,849	89,640

(1)	Amounts reflect aggregate market value of our Common Stock based on the closing price of our Common Stock on the applicable vesting date.

POTENTIAL BENEFITS UPON TERMINATION OR CHANGE OF CONTROL

Graves Employment Agreement

Under his employment agreement, Dr. Graves would, upon termination by the Company without “cause” or resignation for “constructive discharge” (in each case as defined in his agreement), become entitled to receive the following:

•	An amount equal to 150% of his base salary, payable in 18 equal monthly installments;

•	Any accrued but unpaid base salary as of the termination date;

•	Any accrued but unused vacation time;

•	Any accrued but unpaid performance bonus as of the termination date, on the same terms and at the same times as would have applied had his employment not terminated;

•	Acceleration of any unvested shares remaining under his new hire time-based equity award; and

•

If he elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage such that his contributions to such plans will remain the same as if he was employed by the Company until the earliest of: (1) 18 months from the termination date or (2) the date he is no longer eligible for COBRA coverage.

In the event of termination by the Company without “cause” or resignation for “constructive discharge” within 180 days before or two years after a “change of control” (as defined in his employment agreement), Dr. Graves is entitled to receive a lump sum cash payment equal to: (i) two times the sum of his base salary and target annual bonus, (ii) a pro rata portion of his target annual bonus for the fiscal year in which the termination occurs, (iii) accelerated vesting of the unvested shares under all outstanding time-based equity award and conversion of outstanding PSUs into immediately accelerated RSAs, and (vi) the difference between the monthly COBRA rate and the active employee premium rate for the applicable group health coverage (i.e., medical, dental and vision) for 24 months.

42	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Turner, Ellis, Johnson, and Puthenveetil Employment Agreements

Under their employment agreements, Messrs. Turner, Ellis, Johnson and Puthenveetil would, upon termination by the Company without “cause” or resignation for “constructive discharge” (in each case as defined in their respective agreements), become entitled to receive the following:

•	An amount equal to the NEO’s base salary, payable in 12 equal monthly installments;

•	Any accrued but unpaid base salary as of the termination date;

•	Any accrued but unpaid performance bonus as of the termination date, on the same terms and at the same times as would have applied had the NEO’s employment not terminated; and

•

If the NEO elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage such that the NEO’s contributions to such plans will remain the same as if the NEO were employed by the Company until the earliest of: (1) 12 months from the termination date; or (2) the date the NEO is no longer eligible for COBRA coverage.

•

Vesting of the equity awards granted to Mr. Puthenveetil in 2020 would continue on the original schedule if he was terminated without cause or he terminated his employment as a result of constructive discharge (as defined in his agreement) on December 31, 2022.

See “Change of Control Severance Policy” below for a description of payments to be received by these NEOs upon a termination in connection with a change of control.

Narula Resignation and Pensky Interim Services

Pursuant to the terms of his employment agreement, Mr. Narula was entitled to no compensation upon his voluntary resignation in May 2022. Mr. Pensky’s arrangements with the Company for services as Interim CFO did not include any severance benefits.

Change of Control Severance Policy

On February 22, 2018, the Compensation Committee adopted the Company’s the COC Severance Policy. The COC Severance Policy is intended to provide eligible officers with reasonable financial security in their employment and position with the Company, without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change of control. The COC Severance Policy applies to our CEO and all Executive Vice Presidents and Senior Vice Presidents (each, a “Participant”), which includes all of our NEOs.

A Participant is entitled to benefits under the COC Severance Policy in the event of a termination of the Participant’s employment by the Company without “Cause” or by the Participant for “Constructive Discharge” either (a) on or before the second anniversary of the date of a “Change of Control” (as such terms are defined in the COC Severance Policy) or (b) in certain circumstances, within six months prior to the date that the Change of Control occurs (a “Qualifying Termination”). The COC Severance Policy does not change the terms of any plans or arrangements that may provide for severance benefits in case of a termination of employment not in connection with a Change of Control. The COC Severance Policy also includes provisions intended to avoid duplication of benefits with the severance benefits that otherwise may be payable under any other plan or arrangement upon a Qualifying Termination.

In the event of a Qualifying Termination, a Participant will receive a lump sum cash payment equal to: (i) a multiple (which is 2.0 for our CEO and 1.5 for all other Participants) times the sum of the Participant’s base salary and target annual bonus, (ii) a pro rata portion of the Participant’s target annual bonus for the fiscal year in which the termination occurs, and (iii) the difference between the monthly COBRA rate and the active employee premium rate for the applicable group health coverage (i.e., medical, dental and vision) as elected by the Participant (for the Participant and his or her eligible dependents) at the time of the Qualifying Termination multiplied by a number of months equal to 24 for our CEO and 18 for each other Participant. A Participant’s right to receive this payment and benefits is subject to his or her execution of a general release of claims against the Company.

2023 PROXY STATEMENT	43

EXECUTIVE COMPENSATION MATTERS

In addition, the COC Severance Policy provides that all outstanding performance-based equity awards granted after the effective date of the COC Severance Policy shall be converted in their entirety to timed-based equity awards upon the occurrence of a Change of Control based on the assumption that the performance goals are achieved at target. The vesting of performance-based equity awards that are converted to time-based equity awards shall occur upon the same vesting schedule upon which the former performance metrics would have been measured and shall vest in full upon a Qualifying Termination. Additionally, if a Participant incurs a Qualifying Termination, all outstanding time-based awards equity awards, including converted performance-based equity awards that are held by a Participant and were granted after the effective date of the COC Severance Policy shall become fully vested and all forfeiture restrictions shall lapse.

The following table reflects the amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of December 31, 2022, and include estimates of the amounts that would be paid to each executive officer upon such NEO’s termination. The table only includes additional benefits that result from the termination and does not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. None of our NEOs is entitled to any additional benefits in connection with a Change of Control without a related termination of employment.

Name(1)	Without Cause or Good Reason (not in Connection with a Change in Control)(2)	Death or Disability(3)	Termination in Connection with a Change in Control(4)
Jeffrey Graves	1,291,683	—	8,069,584
Michael Turner	462,866	—	2,052,900
Menno Ellis	428,105	—	2,173,573
Andrew Johnson	401,325	—	1,820,723
Reji Puthenveetil	412,866	—	2,988,679

(1)

None of the NEOs will receive any special benefits in the event of voluntary separation without good reason or termination for cause. Under standard plan provisions, the NEOs will continue to be eligible for benefits under the Company’s medical and dental plans until the last day of the month in which termination occurs. Any bonus earned in the year of termination is forfeited.

(2)

Amounts in this column represent the cash and benefits to be paid to the NEO in the event of termination by the Company without cause or resignation with good reason (each as defined in the NEO’s employment agreement).

For Dr. Graves the severance benefits represent (i) 18 months of base salary, (ii) payment of any bonus earned under the 2022 Annual Bonus Program, and (iii) COBRA reimbursement for 18 months.
For Mr. Turner, severance benefits represent: (i) 12 months of base salary, (ii) payment of any prorated bonus earned under the 2022 Annual Bonus Program, and (iii) COBRA reimbursement for 12 months.

For Messrs. Ellis and Johnson, severance benefits represent: (i) 12 months of base salary, (ii) payment of any bonus earned under the 2022 Annual Bonus Program, and (iii) COBRA reimbursement for 12 months.

For Mr. Puthenveetil, severance benefits represent: (i) 12 months of base salary, (ii) payment of any bonus earned under the 2022 Annual Bonus Program, (iii) continued vesting of all outstanding equity awards (30,904 RSAs which vest in full on October 1, 2023, and 39,130 PSUs at maximum earnout that vest on October 1, 2023), and (iv) COBRA reimbursement for 12 months. In each case, the value of accelerated equity amounts was computed based on the closing price of our Common Stock on December 31, 2022, of $7.40.

(3)	Amounts in this column represent the bonus for the year of termination that each NEO would have received in the event of termination by death or disability.

(4)

The amounts in this row are payable in the event of termination by the Company without cause or resignation for “constructive discharge” within six months prior to or two years after a “change of control.” Certain amounts are duplicative of amounts payable in the event of termination by the Company without cause or resignation for “constructive discharge” not in connection with a change of control. For Dr. Graves the severance benefits represent (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) payment of the bonus earned under the Annual Bonus Program, (iii) accelerated vesting of the unvested shares under outstanding time-based RSA awards (242,059 shares), (iv) the conversion of outstanding PSUs into immediately-accelerated RSAs (payout assumed at target share amount of 385,960 shares), and (v) COBRA reimbursement for 24 months.

For Mr. Turner, severance benefits represent: (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) accelerated vesting of the unvested shares under outstanding time-based RSA awards (128,865 shares), and (iii) COBRA reimbursement for 18 months.

44	2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

For Messrs. Ellis and Johnson, severance benefits represent: (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) accelerated vesting of the unvested shares under outstanding time-based RSA awards (79,256 and 59,071 shares, respectively), (iii) the conversion of outstanding PSUs into immediately-accelerated RSAs (payout assumed at target share amount of 77,584 and 58,772 shares, respectively), and (iv) COBRA reimbursement for 18 months.

For Mr. Puthenveetil, severance benefits represent: (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target cash incentive bonus amount, (ii) accelerated vesting of all outstanding time-based RSA awards (97,350 shares), (iii) the conversion of outstanding PSUs into immediately-accelerated RSAs (payout assumed at target share amount of 170,296 shares), and (iv) COBRA reimbursement for 18 months.

In each case, the value of accelerated equity amounts was computed based on the closing price of our Common Stock on December 31, 2022, of $7.40.

2023 PROXY STATEMENT	45

CEO PAY RATIO

CEO Pay Ratio

As required by applicable SEC rules, we must annually disclose the annual total compensation of our median employee (excluding the CEO), the annual total compensation of our CEO, and the ratio of the CEO compensation to the median employee compensation.

For 2022, our last completed fiscal year:

•	the annual total compensation of our CEO, calculated as described below from information reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $5,687,163; and

•	the annual total compensation of our median employee (excluding our CEO) was $79,267.

Based on this information, for 2022 the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 72 to 1.

As permitted by SEC rules, we have elected to use the same median employee in determining our 2022 CEO pay ratio calculation as was used in determining our 2021 CEO pay ratio calculation. We believe that using the same median employee does not significantly affect our pay ratio disclosure because there have been no significant changes to our employee population or our employee compensation arrangements in 2022. We identified our median employee in 2021 using a multistep process and took the following steps to determine the annual total compensation of that employee and our CEO for 2022:

•

We determined that, as of December 31, 2021, our active, global employee population consisted of approximately 1,879 individuals (excluding the CEO). This population consisted of our full-time, part-time, and temporary employees employed with us as of that date.

•	To identify the median employee from our employee population, we used annual base salary as of December 31, 2021.

•

For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x), which are the same requirements we used to determine the annual total compensation of our CEO.

The CEO pay ratio reported is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

46	2023 PROXY STATEMENT

PAY VS PERFORMANCE

Pay vs Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”) to our named executive officers (“NEOs”) and the Company’s financial performance. The Company does not use CAP as a basis for making compensation decisions, nor does it use the performance measures defined by the SEC for the Pay versus Performance table to measure performance for incentive plan purposes. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with
the Company’s performance, refer
to
“Executive Compensation Matters – Compensation Discussion
and
Analysis.”
Pay Versus Performance Table

	Summary Compensation Table Total for CEO and Former CEO (1)		Compensation Actually Paid to CEO and Former CEO (3)				Value of Initial Fixed $100 Investment Based On:
Year	CEO (1)	Former CEO (2)	CEO (1)	Former CEO (2)	Average Summary Compensation Table Total for Other NEOs (2)	Average Compensation Actually Paid to Other NEOs (3)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)	Net Income (in millions)	Adj. EBITDA (in millions)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	$5,687,163		$(7,091,673)		$1,636,419	$(1,319,015)	$86	$160	$(121.7)	$(5.8)

2021	$8,574,250		$15,609,540		$3,081,939	$5,899,487	$162	$227	$322.1	$56.1

2020	$5,917,360	$849,757	$8,175,388	$(5,217,672)	$1,248,601	$616,092	$121	$240	$(149.6)	$27.8

(1)
Dr. Jeffrey Graves, who joined the Company in May 2020, is the Company’s principal executive officer (“CEO”) for 2020, 2021, and 2022. Mr. Vyomesh Joshi, who retired in May 2020, is the Company’s former principal executive officer (“Former CEO”) for 2020.

(2)
The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Michael Turner, Andrew Johnson, Menno Ellis, Reji Puthenveetil, Jagtar Narula, and Wayne Pensky; (ii) for 2021, Andrew Johnson, Menno Ellis, Reji Puthenveetil, and Jagtar Narula; and (iii) for 2020, Andrew Johnson, Menno Ellis, Reji Puthenveetil, Jagtar Narula, Wayne Pensky, Todd Booth, Philip Schultz
, and
Herbert Koeck.

(3)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported herein. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the applicable NEO without restriction during the applicable year but rather are a valuation calculated under applicable SEC rules.

For purposes of the CAP calculation, there was no actuarial change in pension value or pension related adjustments to report. In addition, for purposes of the equity award adjustments shown below, there are no dividends or interest accrued to report.

					Add Equity Award Adjustments

Year	Executives	Summary Compensation Table Total	Subtract Grant Date Fair Value of Awards Granted During the Year	Add Year-End Value of Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Grants Forfeited in the Year

2022	CEO	$5,687,163	$(4,765,861)	$1,882,109	$(7,695,443)	$—	$(2,199,640)	$—

	Other NEOs	$1,636,419	$(1,269,985)	$456,106	$(1,221,213)	$14,940	$(116,787)	$(818,495)

2021	CEO	$8,574,250	$(6,378,719)	$5,693,472	$5,445,859	$—	$2,274,678	$—

	Other NEOs	$3,081,939	$(2,302,472)	$2,022,950	$1,973,281	$—	$1,224,538	$(100,749)

2020	CEO	$5,917,360	$(4,928,697)	$6,616,383	$—	$570,343	$—	$—

	Former CEO	$849,757	$—	$—	$94,849	$—	$(6,858)	$(6,209,420)

	Other NEOs	$1,248,601	$(844,436)	$772,676	$60,044	$28,603	$(7,240)	$(642,155)

(4)
TSR is determined based on the value of an initial fixed investment of $100. The peer group TSR represents TSR of the S&P SmallCap 600 Information Technology Index, which is the peer group used by the Company for purposes of Item 201(e) of Regulation
S-K.

2023 PROXY STATEMENT	47

Table of Contents
PAY VS PERFORMANCE

(5)
Adjusted EBITDA is the financial measure from
the
tabular list of 2022 Most Important Measures shown below that, in the Company’s assessment, represents for 2022 the most important performance measure used to link compensation actually paid to our CEO and other NEOs to the Company’s performance. The Company selected this measure as the most important because adjusted EBITDA accounted for 50% of target annual bonus award opportunities for our NEOs in 2022. Adjusted EBITDA is defined on page 32 and is a non-GAAP
financial measure.

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation Matters – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects the Board’s commitment to strong corporate governance and achievement of rewards based upon the creation of sustainable Company value. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and, therefore, does not specifically align the Company’s performance measures with CAP (as computed in accordance with the SEC rules for a particular year).
The following graphs further illustrate the relationship between the pay and performance figures that are included in the Pay Versus Performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the S&P SmallCap 600 Information Technology Index. As noted above, CAP for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during
the applicable years.

48	2023 PROXY STATEMENT

Table of Contents
PAY VS PERFORMANCE

Financial Performance Measures

As described in greater detail in “Executive Compensation Matters – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our annual and long-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are as follows:

•	Revenue

•	Adjusted EBITDA

•	Relative TSR (the Company’s TSR as compared to the 3DPRNT Index)

2023 PROXY STATEMENT	49

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The 2015 Incentive Plan was originally approved by our stockholders in May 2015 and most recently amended and restated in May 2022. The 2015 Incentive Plan authorizes the issuance of up to 18,300,011 shares of Common Stock for awards under the 2015 Incentive Plan, subject to further adjustment in the event of changes in the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization, or liquidation. The following table summarizes information regarding all the Company’s outstanding equity awards and shares available for future awards under the Company’s equity plan as of the Record Date.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Weighted average remaining contractual life of outstanding options, warrants and rights (in years)	Number of securities remaining available for future issuance under equity compensation plan

Equity compensation plans approved by stockholders	4,806,315	$13.26	4.46	7,520,116

Equity compensation plans not approved by stockholders	—	—	—	—

Total	4,806,315	$13.26	4.46	7,520,116

(1)	Includes 1,660,855 shares of restricted stock, 2,725,460 restricted stock units and 420,000 options, each subject to vesting conditions, granted under the 2015 Incentive Plan.

(2)	Does not reflect the restricted stock units included in the first column that do not have an exercise price.

50	2023 PROXY STATEMENT

SAY-ON-FREQUENCY VOTE

PROPOSAL 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

OVERVIEW

The Dodd-Frank Act provides stockholders the opportunity to indicate how frequently the Company should hold future advisory votes on the compensation of our NEOs. Stockholders may indicate whether they would prefer to have future advisory votes on executive compensation every year, every two years, every three years, or abstain from voting on this proposal.

After careful consideration, the Board recommends continuing to hold future advisory votes on compensation of our NEOs annually. Our Board believes that holding a vote every year is the most appropriate option because (i) it would enable our stockholders to provide us with input regarding the compensation of our NEOs on a timely basis; and (ii) it is consistent with our practice of engaging with our stockholders, and obtaining their input, on our corporate governance matters and our executive compensation philosophy, policies and practices.

The frequency with which future advisory votes on compensation of our NEOs are held is advisory, and therefore not binding. Although the vote is non-binding, the Compensation Committee and the Board value your opinion and will consider the outcome of the vote in establishing the frequency with which the advisory vote on compensation of our NEOs will be held in the future. In accordance with the Dodd-Frank Act, we expect our stockholders’ next opportunity for an advisory vote on the frequency of future advisory votes on the compensation of our NEOs to be in 2029.

The Board of Directors unanimously recommends you vote FOR every “1 YEAR” frequency of future advisory votes to approve the compensation of our Named Executive Officers.

2023 PROXY STATEMENT	51

RATIFICATION OF AUDITORS

PROPOSAL 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee is recommending the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm to examine and report on our financial statements for the year ending December 31, 2023, and the Board of Directors is asking stockholders to ratify this appointment. Although current law, rules, and regulations, as well as the Audit Committee charter, require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board of Directors considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of BDO for ratification by stockholders as a matter of good corporate practice. BDO has examined and reported on our financial statements since 2003, and we consider it to be well qualified. If the stockholders do not ratify the appointment of BDO, the Audit Committee will reconsider whether or not to retain BDO. However, the Audit Committee will not be obliged to select a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

Representatives of BDO are expected to participate in the Annual Meeting. They will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends you vote FOR this proposal to ratify the appointment of BDO as our independent registered public accounting firm for 2023.

52	2022 PROXY STATEMENT

RATIFICATION OF AUDITORS

Fees of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting the compensation of, and overseeing the work of our independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm’s independence.

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by BDO. All services provided by BDO for fiscal year 2022 were pre-approved by the Audit Committee.

The following table sets forth the aggregate fees that BDO billed us for professional services rendered for the years ended December 31, 2022, and December 31, 2021.

	2022	2021
	(in thousands)
Audit Fees(1)	$3,406	$2,147
Audit-Related Fees(2)	96	38
Tax Fees(3)	5	122
All Other Fees	—	—
Total	$3,507	$2,307

(1)

Audit fees include fees for audit services in connection with the Company’s annual financial statements, including the audit of internal control over financial reporting, the reviews of quarterly reports on Form 10-Q, statutory audits required internationally, comfort letters, consents, and other services relating to Securities and Exchange Commission filings.

(2)	Audit-related fees include fees for services performed within the respective year primarily related to non-financial statement audits and attest services.

(3)	Tax fees include fees for services related to tax compliance, including tax return preparation and divestitures.

Report of the Audit Committee

The Audit Committee of the Board of Directors is currently composed of three directors, each of whom is independent as defined by the listing standards of the NYSE, is “financially literate” and has the accounting or related financial management experience required by the listing standards of the NYSE, and is an “audit committee financial expert” as defined in the regulations of the SEC. See “Corporate Governance Matters at 3D Systems—Committees of the Board of Directors—Audit Committee.”

RESPONSIBILITIES

The Audit Committee is responsible for providing independent, objective oversight of our financial reporting processes and internal controls. In performing its oversight responsibilities, the Audit Committee reviews the adequacy of our internal control over financial reporting, including special audit steps that may be adopted in light of material control deficiencies. The Audit Committee will continue to oversee actions to address and remediate material weaknesses reported in our Annual Report on Form 10-K for the year ended December 31, 2022.

Management is responsible for our system of internal controls and our financial reporting processes, including the preparation of our financial statements in conformity with United States’ generally accepted accounting principles.

BDO, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report based on this audit expressing its opinion as to whether our financial

2023 PROXY STATEMENT	53

RATIFICATION OF AUDITORS

statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with United States’ generally accepted accounting principles.

The Audit Committee’s responsibility is to review and monitor, in an oversight capacity, the financial reporting and auditing processes. The Audit Committee has relied, without independent verification, on management’s representations that the financial statements are complete, free of material misstatement and prepared in accordance with United States’ generally accepted accounting principles, and on the opinion and representations made by BDO in its report on our financial statements, including its representations that BDO is “independent” and that its audit was performed in accordance with the auditing standards of the PCAOB. The Audit Committee’s oversight does not provide assurance that management’s and BDO’s opinion and representations referred to are correct.

2022 CONSOLIDATED FINANCIAL STATEMENTS

In connection with these responsibilities, the Audit Committee met with management and representatives of BDO to review and discuss the audited consolidated financial statements for the year ended December 31, 2022. The Audit Committee discussed with the representatives of BDO the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the representatives of BDO that firm’s independence. The Audit Committee also pre-approved the services that BDO was engaged to provide during 2022, evaluated and approved the fees charged for engagements that BDO undertook, and considered whether BDO’s provision of the services that were provided was compatible with maintaining that firm’s independence.

Based upon the Audit Committee’s discussions with management and BDO and the Audit Committee’s review of the representations of management and BDO, the Audit Committee recommended that the Board of Directors approve including the audited consolidated financial statements for the year ended December 31, 2022, in our Annual Report on Form 10-K for that year for filing with the SEC.

INTERNAL CONTROL AUDIT

For the year ended December 31, 2022, the Audit Committee reviewed and monitored, on an oversight basis, management’s activities undertaken to comply with our internal control evaluation responsibilities under Section 404 of The Sarbanes-Oxley Act of 2002. In connection with this oversight, the Audit Committee met with management and representatives of BDO to review and discuss management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2022. Management’s assessment is contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

Audit Committee:

William E. Curran, Chair

Claudia N. Drayton

Kevin S. Moore

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FREQUENTLY ASKED QUESTIONS

When and where is the Annual Meeting?

We will hold our Annual Meeting on Tuesday, May 16, 2023, at 2:30 PM Eastern. Our meeting will be held virtually; you will not be able to attend the meeting in person.

How can I attend the Annual Meeting?

In order to attend the Annual Meeting, you must register at www.proxydocs.com/DDD. Upon completing your registration, you will receive further instructions via a confirmation email that includes a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. Confirmation emails are sent one hour prior to the start of the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a bank, brokerage firm, broker-dealer, or similar organization, you will also need to provide the registered name on your account and the name of your bank, brokerage firm, broker-dealer, or similar organization as part of the registration process.

On the day of the Annual Meeting, May 16, 2023, stockholders may begin to log in to the Annual Meeting platform 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 2:30 PM Eastern.

We will have technicians ready to assist you with any technical difficulties you may encounter accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions. Technical support contact information including links to an FAQ Knowledgebase and a meeting specific technical support telephone number will be provided on the meeting invitation sent one hour prior to the meeting and will be available until the meeting concludes.

How do I ask a question at the Annual Meeting?

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. Please follow the instructions in the email you receive upon registering. Questions pertinent to meeting matters will be answered during the meeting subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and, therefore, will not be answered.

What is included in our proxy materials?

Our proxy materials, which are available at www.proxydocs.com/DDD, include: our Notice of the 2023 Annual Meeting of Stockholders; our Proxy Statement; and our 2022 Annual Report to Stockholders. If you received these materials by mail (rather than by electronic delivery), these materials also included a proxy card or voting instruction form.

Who can vote and what is the quorum requirement?

A quorum, or the presence of the majority of the outstanding shares of Common Stock as of the record date, is required to transact business at the Annual Meeting. The record date is March 20, 2023. Abstentions and broker-non votes are treated as present for quorum purposes.

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FREQUENTLY ASKED QUESTIONS

Our Common Stock is our only outstanding class of voting securities. As of March 20, 2023, the record date for the Annual Meeting, there were 130,356,063 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record. If your shares of Common Stock are registered directly with Computershare, our transfer agent, you are considered a “stockholder of record” of those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm, broker-dealer, or similar organization, then you are a “beneficial owner of shares held in street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, broker-dealer, or similar organization holding your account, and, as a beneficial owner, you have the right to direct your bank, brokerage firm, broker-dealer, or similar organization as to how to vote the shares held in your account.

What are my choices for casting my vote on each matter and how will my shares be voted if I do not give specific voting instructions?

The NYSE does not consider the election of directors or matters relating to compensation to be routine. This means that unless your bank, brokerage firm, broker-dealer, or similar organization has received instructions from you, any such organization holding shares for you will not have the ability to cast votes with respect to the election of directors or the approval of, on an advisory basis, our NEOs’ compensation, or the frequency of future advisory votes on executive compensation. It is important, therefore, that you provide instructions to your broker if your shares are held by a bank, brokerage firm, broker-dealer, or similar organization so that your vote with respect to these matters is counted.

For beneficial owners, your bank, brokerage firm, broker-dealer, or similar organization is required to vote your shares pursuant to your instructions. Except for the ratification of the appointment of our independent registered public accounting firm, a “broker non-vote” will occur when a bank, brokerage firm, broker-dealer, or similar organization has not received voting instructions with respect to each proposal.

The following table outlines the voting options and the impact of abstentions and broker non-votes with respect to each of the proposals.

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Proposal 1—Election of 10 directors	For, Against, or Abstain (for each director nominee)	No impact	No	No effect
Proposal 2—Approval, on an advisory basis, of NEO compensation	For, Against, or Abstain	Counts against	No	No effect
Proposal 3— Advisory vote on the frequency of future advisory votes on executive compensation	1 Year, 2 Years, 3 Years, or Abstain	No impact	No	No effect
Proposal 4—Ratification of appointment of BDO USA, LLP	For, Against, or Abstain	Counts against	Yes	Not applicable

If you specify how your shares are to be voted on a matter, the shares represented by your proxy or other voting instructions will be voted in accordance with your instructions. If you are a stockholder of record and you do not give specific voting instructions, but you otherwise sign, date, and grant a valid proxy, your shares will be voted as follows:

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•	FOR the election of the 10 directors named in this Proxy Statement;

•	FOR the approval, on an advisory basis, of the compensation paid to our NEOs in 2022;

•	FOR every “1 YEAR” frequency of future advisory votes on executive compensation; and

•	FOR the ratification of the appointment of BDO as our independent registered public accounting firm for 2023.

What if I hold shares in more than one account?

If you hold shares in more than one account, shares that are registered in different names, or shares that are held in street name, you may receive more than one Notice of Internet Availability, more than one proxy card, or more than one voting instruction form. Each of these Notices of Internet Availability, proxy cards, or voting instruction forms will likely relate to shares that you own in different accounts, in different names, or with different banks, brokerage firms, broker-dealers, or similar organizations.

Please vote the shares covered by each Notice of Internet Availability, proxy card, or voting instruction form that you receive. This will ensure that all of your shares are represented and voted at the Annual Meeting.

How do I vote?

Please refer to the instructions on your Notice of Internet Availability, proxy card, or voting instruction form to cast your vote. To be valid, your vote by Internet, telephone, or mail must be received by the deadline specified on the Notice of Internet Availability, proxy card, or voting instruction form, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.

Can I change my vote after I have voted?

Any stockholder may vote during the Annual Meeting whether or not he or she has previously voted and regardless of whether the prior vote was cast by Internet, telephone or mail. Since the Annual Meeting will be conducted solely online via live webcast, you will be able to vote electronically on the Internet during the Annual Meeting at www.proxydocs.com/DDD until the Chair of the Annual Meeting declares the polls closed. Instructions on voting during the Annual Meeting will be provided once you access the meeting webcast. If you attend in the Annual Meeting virtually on the Internet, your shares will be counted as present for quorum purposes.

If you wish to revoke your proxy, you may do so at any time before your shares are voted at the Annual Meeting by voting electronically at a later time, voting by telephone at a later time, submitting a properly signed proxy or voting instruction form with a later date, or voting live during the Annual Meeting.

Who counts the votes?

Representatives of Mediant, Inc. will tabulate the votes and act as the inspector of election.

Where can I find the voting results of the Annual Meeting?

We expect to announce the preliminary voting results at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that we will file with the SEC after the Annual Meeting.

Who pays the expenses of this proxy solicitation?

This Proxy Statement is being delivered to you on our behalf. We are bearing the expenses of preparing, printing, web hosting, and mailing this Proxy Statement and other proxy materials and all other expenses of soliciting proxies. In addition, our directors, officers, and employees may solicit proxies by personal interview, mail, telephone, Internet, or other means of electronic transmission, although they will receive no additional compensation for such solicitation.

We have retained Georgeson Inc. (“Georgeson”) to solicit proxies and to request banks, brokerage firms, broker-dealers, or similar organizations to forward soliciting material to our beneficial owners. We agreed to pay Georgeson a fee of $12,100 for these services and will reimburse it for payments made to banks, brokerage firms, broker-dealers, or similar organizations for their expenses in forwarding soliciting material. We have also agreed that Georgeson’s fees may increase if certain changes in the scope of its services occur.

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FREQUENTLY ASKED QUESTIONS

What is householding?

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single proxy statement and annual report with separate proxy cards, or separate Notices of Internet Availability, will be delivered to multiple stockholders who share an address, unless we receive other instructions. If you are a beneficial owner and receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, contact your bank, broker, or other nominee.

How can I recommend a director candidate to the Corporate Governance and Sustainability Committee?

Our Corporate Governance and Sustainability Committee welcomes candidates recommended by stockholders and will consider these candidates in the same manner as other candidates. Director nominees recommended by stockholders must be in accordance with our Corporate Governance Guidelines, the Corporate Governance and Sustainability Committee’s Charter, and the Policy and Procedure for Shareholders Nominees to the Board. The Company’s Governance documents are available at “Availability of Information” on page 18.

Stockholders who wish to recommend director candidates for consideration by our Corporate Governance and Sustainability Committee may do so by submitting in writing such candidates’ names, along with the information requested in the documents noted above, to Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.

How can I submit a stockholder proposal for the 2024 Annual Meeting of Stockholders?

Stockholder proposals submitted for inclusion in the proxy statement for our 2024 Annual Meeting must comply with applicable requirements and conditions established by the SEC, including Rule 14a-8 of the Exchange Act, and must be received by our Corporate Secretary no later than the close of business on December 7, 2023.

Pursuant to our proxy access By-Law provision, one, or a group of up to 20 stockholders who, in the aggregate, own continuously for at least three years, shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our By-Laws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address below no earlier than November 7, 2023, and no later than the close of business on December 7, 2023, assuming we do not change the date of our 2024 Annual Meeting by more than 30 days before or 60 days after the anniversary date of our 2023 Annual Meeting.

If you would like to submit a matter for consideration at our 2024 Annual Meeting (including any stockholder proposal not submitted under Rule 14a-8 or any director nomination pursuant to our advance notice By-Law provision), it must be received by our Corporate Secretary no earlier than the close of business on January 17, 2024 and no later than the close of business on February 16, 2024, assuming we do not change the date of our 2024 annual meeting by more than 30 days before or 60 days after the anniversary date of our 2023 Annual Meeting. Any matter must comply with our By-Laws, which can be found with the Company’s Governance documents at “Availability of Information” on page 18.

In addition to satisfying the requirements under our By-Laws, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than 3D Systems’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of 3D Systems’ shares entitled to vote on the election of directors in support of director nominees other than 3D Systems’ nominees).

All stockholder proposals must be received by our Corporate Secretary at 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730 by the applicable dates specified. We encourage stockholders that are contemplating submitting a proposal for inclusion in our proxy statement to contact us beforehand at the address to allow for a constructive discussion of their concerns and for additional information about our practices or policies.

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Communications with the Board of Directors

Interested parties may communicate with our directors by email to BoardofDirectors@3DSystems.com or by mail to 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730. All communications must contain a clear notation indicating that they are a “Stockholder-Board Communication” or a “Stockholder-Director Communication” and must identify the author.

The Corporate Secretary receives and forwards appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. The Corporate Secretary has authority to discard or disregard any communications that are hostile, threatening, or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate.

We also welcome communications from our stockholders that are consistent with applicable law and are initiated through our Investor Relations Department, which may be contacted at investor.relations@3dsystems.com.

Other Matters

We do not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, the proxy holders will vote the shares represented by any proxy granted in their favor in such manner as the Board of Directors may recommend and otherwise in the proxy holders’ discretion.

By Order of the Board of Directors

Andrew M. Johnson Secretary

Rock Hill, South Carolina

April 5, 2023

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P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/DDD Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-425-2517 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/DDD 3D Systems Corporation Annual Meeting of Stockholders For Stockholders of record as of March 20, 2023 TIME: Tuesday, May 16, 2023 at 2:30 PM, Eastern Time PLACE: Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/DDD for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Charles C. McClure, Jr. and Andrew M. Johnson (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of 3D Systems Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

3D Systems Corporation Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR all Nominees listed FOR Proposals 2 and 4 EVERY 1 YEAR on Proposal 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. The election of the 10 directors named in the accompanying Proxy Statement; FOR AGAINST ABSTAIN 1.01 MALISSIA R. CLINTON FOR 1.02 WILLIAM E. CURRAN FOR 1.03 CLAUDIA N. DRAYTON FOR 1.04 THOMAS W. ERICKSON FOR 1.05 JEFFREY A. GRAVES FOR 1.06 JIM D. KEVER FOR 1.07 CHARLES G. MCCLURE, JR. FOR 1.08 KEVIN S. MOORE FOR 1.09 VASANT PADMANABHAN FOR 1.10 JOHN J. TRACY FOR FOR AGAINST ABSTAIN 2. The approval, on an advisory basis, of the compensation paid to our named executive FOR officers in 2022; 1YR 2YR 3YR ABSTAIN 3. An advisory vote on the frequency of future advisory votes on executive 1 YEAR compensation; and FOR AGAINST ABSTAIN 4. The ratification of the appointment of BDO USA, LLP as our independent registered FOR public accounting firm for 2023. You must register to attend the meeting online and/or participate at www.proxydocs.com/DDD Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date